UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to § 240.14a-12

Oppenheimer Holdings Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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OPPENHEIMER HOLDINGS INC.

85 Broad Street

New York, NY 10004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2012

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OPPENHEIMER HOLDINGS INC., a Delaware corporation (the “Company”), will be held at 85 Broad Street, New York, NY 10004 in the 22nd Floor Meeting Room on Monday, May 14, 2012, at the hour of 4:30 P.M. (New York time) for the following purposes:

1.	To elect seven directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as auditors of the Company for 2012 and authorize the Audit Committee to fix the auditors’ remuneration;

3.	To ratify an amendment to the Company’s 2006 Equity Incentive Plan as described in the proxy statement; and

4.	To transact such other business as is proper at such meeting or any adjournment thereof.

Holders of Class A non-voting stock of the Company are entitled to attend and speak at the Annual Meeting of Stockholders and any adjournments thereof. Holders of Class A non-voting common stock are not entitled to vote with respect to the matters referred to above.

Only holders of Class B voting common stock of record at the close of business on March 23, 2012 are entitled to vote at the Annual Meeting of Stockholders and any adjournments thereof. Holders of Class B voting common stock who are unable to attend the meeting in person are requested to date, sign and return the enclosed form of proxy for use by holders of Class B voting common stock.

A copy of the Company’s 2011 Annual Report to Stockholders, which contains its financial statements for the year ended December 31, 2011, accompanies this Notice and the attached proxy statement.

By Order of the Board of Directors,

Dennis P. McNamara

Secretary

New York, New York

March 26, 2012

OPPENHEIMER HOLDINGS INC.

PROXY STATEMENT

SUMMARY

This summary highlights selected information appearing elsewhere in this proxy statement and does not contain all the information that you should consider in making a decision with respect to the proposals described in this proxy statement. You should read this summary together with the more detailed information in this proxy statement as well as our 2011 Annual Report to Stockholders in their entirety.

Unless otherwise provided in this proxy statement, references to the “Company,” “Oppenheimer Holdings,” “we,” “us,” and “our” refer to Oppenheimer Holdings Inc., a Delaware corporation.

Oppenheimer Holdings Inc.

The Company is a holding company which, through its subsidiaries, is a leading middle-market investment bank and full service investment firm. Through our operating subsidiaries, we provide a broad range of financial services, including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, and investment advisory and asset management services. We own, directly or through subsidiaries, Oppenheimer & Co. Inc., a New York-based securities broker-dealer, Oppenheimer Asset Management, a New York-based investment advisor, Freedom Investments Inc., a discount securities broker-dealer based in New Jersey, Oppenheimer Trust Corporation, a New Jersey limited purpose bank, Oppenheimer Multifamily Housing and Healthcare Finance, Inc. (formerly Evanston Financial Corporation), a Federal Housing Administration approved mortgage corporation based in Pennsylvania, and OPY Credit Corp., a dealer in syndicated loans. The Company also has subsidiaries operating in the United Kingdom, Israel and Hong Kong. The telephone number and address of our registered office is (212) 668-8000 and 85 Broad Street, New York, NY 10004.

This proxy statement is dated March 26, 2012 and is first being mailed to stockholders on or about March 29, 2012.

Set forth below in a question and answer format is general information regarding the Annual Meeting of Stockholders, or the Meeting, to which this proxy statement relates.

Questions and Answers about the Matters to be Acted Upon

Q.	What is the purpose of the Meeting?

A.	The purpose of the Meeting is to elect seven directors, to ratify the appointment of our auditors for 2012 and authorize the Audit Committee to fix the auditors’ remuneration, to ratify an amendment to the Company’s 2006 Equity Incentive Plan as described herein, and to transact such other business as is proper at the Meeting.

Q.	Where will the Meeting be held?

A.	The Meeting will be held at 85 Broad Street, New York, NY 10004 in the 22nd Floor Meeting Room on Monday, May 14, 2012, at the hour of 4:30 P.M. (New York time).

Q.	Who is soliciting my vote?

A.	Our management is soliciting your proxy to vote at the Meeting. This proxy statement and form of proxy were first mailed to our stockholders on or about March 29, 2012. Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement and all information accompanying this proxy statement.

Q.	Who is entitled to vote at the Meeting?

A.	The record date for the determination of stockholders entitled to receive notice of the Meeting is March 23, 2012. In accordance with the provisions of the General Corporation Law of the State of Delaware, or the DGCL, we will prepare a list of the holders of our Class B voting common stock, or the Class B Stockholders, as of the record date. Class B Stockholders named in the list will be entitled to vote their Class B voting common stock, or Class B Stock, on the matters to be voted on at the Meeting.

Q.	What am I voting on?

A.	The Class B Stockholders are entitled to vote on the following proposals:

(1)	The election of R. Crystal, W. Ehrhardt, M.A.M. Keehner, A.G. Lowenthal, K.W. McArthur, A.W. Oughtred and E.K. Roberts as directors;

(2)	The ratification of the appointment of PricewaterhouseCoopers LLP as our auditors for 2012 and the authorization of the Audit Committee to fix the auditors’ remuneration;

(3)	The ratification of an amendment to the Company’s 2006 Equity Incentive Plan as described herein; and

(4)	Any other business as may be proper to transact at the Meeting.

Q.	What are the voting recommendations of the Board of Directors?

A.	The Board of Directors recommends the following votes:

•	FOR the election of the nominated directors;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our auditors for 2012 and the authorization of our Audit Committee to fix the auditors’ remuneration; and

•	FOR the ratification of an amendment to the Company’s 2006 Equity Incentive Plan as described herein.

Q.	Will any other matters be voted on?

A.	The Board of Directors does not intend to present any other matters at the Meeting. The Board of Directors does not know of any other matters that will be brought before our Class B Stockholders for a vote at the Meeting. If any other matter is properly brought before the Meeting, your signed proxy card gives authority to A.G. Lowenthal and E.K. Roberts, as proxies, with full power of substitution, to vote on such matters at their discretion.

Q.	How many votes do I have?

A.	Class B Stockholders are entitled to one vote for each share of Class B Stock held as of the close of business on the record date.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.	Many stockholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. You may vote the shares registered directly in your name by completing and mailing the proxy card or by written ballot at the Meeting.

Beneficial Owner — If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank or broker, which is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank or broker how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote those shares in person at the Meeting unless you bring with you a legal proxy from the stockholder of record. Your bank or broker has enclosed a voting instruction card providing directions for how to vote your shares.

Q.	How do I vote?

A.	If you are a Class B Stockholder of record, there are two ways to vote:

•	By completing and depositing your proxy with our transfer agent at least 48 hours prior to the commencement of the Meeting; or

•	By written ballot at the Meeting.

If you are a Class B Stockholder and you return your proxy card but you do not indicate your voting preferences, the proxies will vote your shares FOR Proposals 1, 2 and 3 and will use their discretion on any other matters that are submitted for stockholder vote at the Meeting.

Class B Stockholders who are not stockholders of record and who wish to file proxies should follow the instructions of their intermediary with respect to the procedure to be followed. Generally, Class B Stockholders who are not stockholders of record will either: (i) be provided with a proxy executed by the intermediary, as the stockholder of record, but otherwise uncompleted and the beneficial owner may complete the proxy and return it directly to our transfer agent; or (ii) be provided with a request for voting instructions by the intermediary, as the stockholder of record, and then the intermediary must send to our transfer agent an executed proxy form completed in accordance with any voting instructions received by it from the beneficial owner and may not vote in the event that no instructions are received.

Q.	Can I change my vote or revoke my proxy?

A.	A Class B Stockholder who has given a proxy has the power to revoke it prior to the commencement of the Meeting by depositing an instrument in writing executed by the Class B Stockholder or by the stockholder’s attorney-in-fact either (i) at our registered office at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof or (ii) with our Secretary on the day of the Meeting or any adjournment thereof or in any other manner permitted by law. A stockholder who has given a proxy has the power to revoke it after the commencement of the Meeting as to any matter on which a vote has not been cast under the proxy by delivering written notice of revocation to our Secretary. A stockholder who has given a proxy may also revoke it by signing a form of proxy bearing a later date and returning such proxy to our Secretary prior to the commencement of the Meeting.

Q.	How are votes counted?

A.	We will appoint an Inspector of Election at the Meeting. The Inspector of Election is typically a representative of our transfer agent. The Inspector of Election will collect all proxies and ballots and tabulate the results.

Q.	Who pays for soliciting proxies?

A.	We will bear the cost of soliciting proxies from our Class B Stockholders. It is planned that the solicitation will be initially by mail, but proxies may also be solicited by our employees. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses. The cost of such solicitation, estimated to be approximately $2,000, will be borne by us.

Q.	What is the quorum requirement of the Meeting?

A.	A quorum for the consideration of Matters 1, 2 and 3 shall be Class B Stockholders present in person or by proxy representing not less than a majority of the outstanding Class B Stock.

Q.	What are broker non-votes?

A.	Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Meeting. Broker non-votes and abstentions will not affect the outcome of the matters being voted on at the Meeting, assuming that a quorum is obtained.

Q.	What vote is required to approve each proposal?

A.	Matter No. 1, election of directors. The election of the directors nominated requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present.

Matter No. 2, appointment of auditors. The ratification of the appointment of the auditors and the authorization of the Audit Committee to fix the auditors’ remuneration requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present.

Matter No. 3, amendment to the Company’s 2006 Equity Incentive Plan. The ratification of the amendment to the Company’s 2006 Equity Incentive Plan requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present.

Mr. Albert G. Lowenthal, our Chairman and Chief Executive Officer, owns 96.4% of the Class B Stock and intends to vote all of such Class B Stock in favor of each of Matters 1, 2 and 3. As a result, each of the matters before the Meeting is expected to be approved. See “Security Ownership of Certain Beneficial Owners and Management”.

Q.	Who can attend the Meeting?

A.	All registered Class A and Class B Stockholders, their duly appointed representatives, our directors and our auditors are entitled to attend the Meeting.

Q.	What does it mean if I get more than one proxy card?

A.	It means that you own shares in more than one account. You should vote the shares on each of your proxy cards.

Q.	I own my shares indirectly through my broker, bank, or other nominee, and I receive multiple copies of the annual report, proxy statement, and other mailings because more than one person in my household is a beneficial owner. How can I change the number of copies of these mailings that are sent to my household?

A.	If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank, or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings, but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Q.	Multiple stockholders live in my household, and together we received only one copy of this proxy statement and annual report. How can I obtain my own separate copy of these documents for the Meeting?

A.	You may pick up copies in person at the Meeting or download them from our Internet web site, www.opco.com (click on the link to the Investor Relations page). If you want copies mailed to you and are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed to you and are a stockholder of record, we will mail them promptly if you request them from our corporate office by phone at (212) 668-8000 or by mail to 125 Broad Street, New York, NY 10004, Attention: E.K. Roberts. We cannot guarantee you will receive mailed copies before the Meeting.

Q.	Where can I find the voting results of the Meeting?

A.	We are required to file the voting results in a Current Report on Form 8-K which you can find within four business days of the Meeting on the EDGAR website at www.sec.gov.

Q.	Who can help answer my questions?

A.	If you have questions about the Meeting or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

E.K. Roberts

125 Broad Street

New York, NY 10004

(212) 668-8000

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

THE MEETING

Solicitation of Proxies

This proxy statement is forwarded to our Class A Stockholders and Class B Stockholders in connection with the solicitation of proxies by our management from the Class B Stockholders for use at our Annual Meeting of Stockholders to be held on Monday, May 14, 2012, at the hour of 4:30 P.M. (New York time) at 85 Broad Street, New York, NY 10004 in the 22nd Floor Meeting Room and at any adjournments thereof for the purposes set forth in the Notice of Meeting, which accompanies this proxy statement. This proxy statement is dated March 26, 2012 and is first being mailed to stockholders on or about March 29, 2012.

The record date for the determination of stockholders entitled to receive notice of the Meeting is March 23, 2012. In accordance with the provisions of the DGCL, we will prepare a list of the Class B Stockholders as of the record date. Class B Stockholders named in the list will be entitled to vote the Class B Stock on all matters to be voted on at the Meeting.

It is planned that the solicitation will be initially by mail, but proxies may also be solicited by our employees. The cost of such solicitation, estimated to be approximately $2,000, will be borne by us.

No person is authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations should not be relied upon as having been authorized by us. The delivery of this proxy statement shall not, under any circumstances, create an implication that there has not been any change in the information set forth herein since the date of this proxy statement. Except as otherwise stated, the information contained in this proxy statement is given as of March 1, 2012.

We have distributed copies of our 2011 Annual Report to Stockholders, the Notice of Meeting, this proxy statement, and form of proxy for use by the Class B Stockholders to intermediaries such as clearing agencies, securities dealers, banks and trust companies or their nominees for distribution to our non-registered stockholders whose shares are held by or in the custody of such intermediaries. Intermediaries are required to forward these documents to non-registered Class B Stockholders. The solicitation of proxies from non-registered Class B Stockholders will be carried out by the intermediaries or by us if the names and addresses of Class B Stockholders are provided by the intermediaries. Non-registered Class B Stockholders who wish to file proxies should follow the instructions of their intermediary with respect to the procedure to be followed. Generally, non-registered Class B Stockholders will either: (i) be provided with a proxy executed by the intermediary, as the registered stockholder, but otherwise uncompleted and the non-registered holder may complete the proxy and return it directly to our transfer agent; or (ii) be provided with a request for voting instructions by the intermediary, as the registered stockholder, and then the intermediary must send to our transfer agent an executed proxy form completed in accordance with any voting instructions received by it from the non-registered holder and may not vote in the event that no instructions are received.

Class A Stock and Class B Stock

We have authorized and issued Class A Stock and Class B Stock which are equal in all respects except that the holders of Class A Stock, as such, are not entitled to vote at meetings of our stockholders except as entitled to vote by law or pursuant to our Certificate of Incorporation. Class A Stockholders are not entitled to vote the Class A Stock owned or controlled by them on the matters identified in the Notice of Meeting to be voted on.

Generally, Class A Stockholders are afforded the opportunity to receive notices of all meetings of stockholders and to attend and speak at such meetings. Class A Stockholders are also afforded the opportunity to receive all informational documentation sent to the Class B Stockholders.

Class B Stockholders are entitled to one vote for each share of Class B Stock held as of the record date for the Meeting.

Appointment and Revocation of Proxies

Each of Albert G. Lowenthal and Elaine K. Roberts (the “Management Nominees”) has been appointed by the Board of Directors to serve as the proxy for the Class B Stockholders at the Meeting.

Class B Stockholders have the right to appoint persons, other than the Management Nominees, who need not be stockholders, to represent them at the Meeting. To exercise this right, the Class B Stockholder may insert the name of the desired person in the blank space provided in the form of proxy accompanying this proxy statement or may submit another form of proxy.

Proxies must be deposited with our transfer agent, Computershare Shareholder Services LLC (formerly Bank of New York Mellon Shareholder Services), at its address 480 Washington Blvd. AIMS 074-29-135, Jersey City, NJ 07310, no later than two business days prior to the commencement of the Meeting in order for the proxies to be used at the Meeting. If you do not deposit your proxy with the transfer agent at least 48 hours prior to the commencement of the Meeting, your proxy will not be used.

Class B Stock represented by properly executed proxies will be voted by the Management Nominees on any ballot that may be called for, unless the Class B Stockholder has directed otherwise, (i) for the election of the nominated Directors (Matter 1 in the Notice of Meeting), (ii) for the ratification of the appointment of auditors and authorization of the Audit Committee to fix the remuneration of the auditors (Matter 2 in the Notice of Meeting), and (iii) for the ratification of an amendment to the Company’s 2006 Equity Incentive Plan (Matter 3 in the Notice of Meeting).

Each form of proxy confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting to which the proxy relates and other matters which may properly come before the Meeting. Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if matters which are not known to management should properly come before the Meeting, the proxies will be voted on such matters in accordance with the best judgment of the person or persons voting the proxies.

A Class B Stockholder who has given a proxy has the power to revoke it prior to the commencement of the Meeting by depositing an instrument in writing executed by the Class B Stockholder or by the stockholder’s attorney-in-fact either at our registered office at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with our Secretary on the day of the Meeting or any adjournment thereof or in any other manner permitted by law. A Class B Stockholder who has given a proxy may also revoke it by signing a form of proxy bearing a later date and returning such proxy to our Secretary prior to the commencement of the Meeting. In addition, a Class B Stockholder who has given a proxy has the power to revoke it after the commencement of the Meeting as to any matter on which a vote has not been cast under the proxy by delivering written notice of revocation to our Secretary.

Abstentions and broker non-votes will have no effect with respect to the matters to be acted upon at the Meeting, assuming that a quorum is obtained.

MATTER NO. 1

ELECTION OF DIRECTORS

Director Nomination Process

Our Bylaws provide that our Board of Directors consists of no less than three and no more than eleven directors to be elected annually. The term of office for each director is from the date of the meeting of stockholders at which the director is elected until the close of the next annual meeting of stockholders or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with our Bylaws.

The Nominating and Corporate Governance Committee of the Board has recommended and the directors have determined that seven directors are to be elected at the Meeting. Management does not contemplate that any of the nominees named below will be unable to serve as a director, but, if such an event should occur for any reason prior to the Meeting, the Management Nominees reserve the right to vote for another nominee or nominees in their discretion. Mr. Burton Winberg has decided not to stand for re-election as a director for personal reasons. The Company honors his service as a director since 1979 and will miss his considerable contributions to the Board.

The following sets out information with respect to the proposed nominees for election as directors as recommended by the Nominating and Corporate Governance Committee, in accordance with the Nominating and Corporate Governance Committee Charter (available at www.opco.com). The Nominating and Corporate Governance Committee has reported that it is satisfied that each of the nominees is fully able and fully committed to serve the best interests of our stockholders. The election of the directors nominated requires the affirmative vote of a simple majority of the Class B Stock voted at the Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTORS NOMINATED FOR ELECTION.

Director Nominees and Executive Officers

The following table, and the notes thereto, provide information regarding our director nominees and executive officers.

Nominees for Election as a Director

R. Crystal Age: 71 Independent	Mr. Crystal joined the Board in 1992. At present, he is Counsel to Seyfarth Shaw LLP (law firm), and previously was Counsel to Thelen LLP and a Partner at predecessor Brown Raysman Millstein Felder& Steiner LLP (law firm) 2001 – 2008, practicing real estate law. Mr. Crystal’s legal background brings strong governance, legal and business skills to our Board, important to the oversight of the Company’s legal concerns, governance policies and procedures and enterprise and operational risk management. Mr. Crystal is Chairman of the Nominating and Corporate Governance Committee. Mr. Crystal is Mr. Lowenthal’s first cousin.

	Board and Committees	Attendance
Overall attendance: 100%
	Board	13 of 13
	Nominating and Corporate Governance	3 of 3

W. Ehrhardt Age: 68 Independent	Mr. Ehrhardt joined the Board in 2008. He is a retired senior audit partner formerly with Deloitte & Touche, New York with over 30 years of professional experience primarily in the banking and securities and insurance industries. Clients served include The Equitable Companies Inc., Marsh & McLennan, First Boston Corporation and Merrill Lynch. In addition, Mr. Ehrhardt participated in numerous firm-wide initiatives relating to audit practice and related quality control matters and served as Partner in Charge of the Tri-State Financial Services Assurance and Advisory Practice. Mr. Ehrhardt is a Certified Public Accountant and a member of the AICPA. Mr. Ehrhardt brings strong accounting and financial skills and experience to the Company which is important to the oversight of the Company’s financial reporting and enterprise and operational risk management. Mr. Ehrhardt is Chairman of the Audit Committee and a member of the Compensation Committee.

	Board and Committees	Attendance
Overall attendance: 100%
	Board	13 of 13
	Audit	6 of 6
	Compensation	8 of 8

M.A.M. Keehner Age: 68 Independent	Mr. Keehner joined the Board in 2008. At present, he is an Adjunct Professor of Finance and Economics and a Faculty Leader at the Sanford C. Bernstein & Co. Center for Leadership and Ethics at Columbia Business School and a consultant. Mr. Keehner has a long history of financial services industry management and professional experience. Previously, Mr. Keehner served in various capacities at Kidder, Peabody Group for more than 20 years, leaving in 1994 as a member of its Executive and Audit Committees and Board of Directors, as well as Executive Managing Director of Kidder, Peabody and Co., Inc. in charge of its domestic brokerage system. Earlier positions included President of Kidder, Peabody International Corporation, and President and CEO of KP Exploration Inc., Kidder’s oil and gas exploration arm. Mr. Keehner’s industry and academic backgrounds bring strong industry, finance and governance skills to our Board, important to the oversight of the Company’s financial reporting and enterprise and operational risk management. Mr. Keehner is Chairman of our Compensation Committee and a member of our Audit and Nominating and Corporate Governance Committees.

	Board and Committees	Attendance
Overall attendance: 100%
	Board	13 of 13
	Audit	6 of 6
	Compensation	8 of 8
	Nominating and Corporate Governance	3 of 3

A.G. Lowenthal Age: 66 Not independent	Mr. Lowenthal joined the Board in 1985. Mr. Lowenthal is Chairman of the Board and Chief Executive Officer of the Company, positions he has held since 1985. Mr. Lowenthal has worked in the securities industry since 1967. Mr. Lowenthal’s extensive experience in the securities industry and as Chief Executive of our Company gives him unique insights into the Company’s challenges, opportunities and operations. Since his arrival at the Company, Mr. Lowenthal has built the Company through acquisition and organic growth taking stockholders’ equity from $5.0 million to $513.4 million at December 31, 2011. Mr. Lowenthal is Mr. Crystal’s first cousin.

	Board and Committees	Attendance
Overall attendance: 100%
	Board	13 of 13

K.W. McArthur Age: 76 Independent	Mr. McArthur joined the Board in 1996. Mr. McArthur is our Lead Director. Mr. McArthur is President and Chief Executive Officer of Shurway Capital Corporation (a private investment company). Mr. McArthur is a member of the Institute of Chartered Accountants of British Columbia. Mr. McArthur has a long history of securities industry experience, serving as CFO of a major Canadian investment dealer for 20 years. Between July 1989 and January 1993, Mr. McArthur was a Senior Vice-President of Nesbitt Thomson Inc. and between January 1992 and July 1993, Mr. McArthur was a Senior Vice-President of Bank of Montreal Investment Counsel Limited. Mr. McArthur was a member of the Independent Review Committee for BMO Mutual Fund for 15 years until June 30, 2010 and was a member of the Pension Investment Committee for Canada Post for 10 years until December 31, 2010. Mr. McArthur’s strong accounting skills and experience in the securities industry are important to the oversight of the Company’s financial reporting and enterprise and operational risk management. Mr. McArthur is a member of the Audit Committee.

	Board and Committees	Attendance
Overall attendance: 100%
	Board	13 of 13
	Audit	6 of 6

A.W. Oughtred Age: 69 Independent	Mr. Oughtred joined the Board in 1979. Mr. Oughtred, now retired, was Counsel from January 1, 2009 to May 31, 2009 and prior to December 31, 2008 a Partner at Borden Ladner Gervais LLP (law firm). Mr. Oughtred practiced corporate law. Mr. Oughtred brings strong governance, legal, business and financial industry knowledge to our Board, important to the oversight of the Company’s financial reporting, enterprise and operational risk management and governance policy. Mr. Oughtred is a director of CI Financial Corp., the shares of which are listed on the Toronto Stock Exchange, and Belmont House. Mr. Oughtred is certified as an Institute of Corporate Directors (Canada) certified director (ICD.D). Mr. Oughtred is a member of the Nominating and Corporate Governance Committee.

	Board and Committees	Attendance
Overall attendance: 100%
	Board	13 of 13
	Nominating and Corporate Governance	3 of 3

E.K. Roberts Age: 60 Not independent	Ms. Roberts joined the Board in 1977. Ms. Roberts is President, Treasurer and principal financial and accounting officer of the Company, positions she has held since 1977. Ms. Roberts is a member of the Institute of Chartered Accountants of Ontario. Ms. Roberts’ many years with the Company bring an inside perspective to Board discussions as well as a strong connection to management, important to the oversight of the Company’s financial reporting and enterprise and operational risk management.

	Board and Committees	Attendance
Overall attendance: 100%
	Board	13 of 13

Notes:

(1)	There is no Executive Committee of the Board of Directors. Messrs. Ehrhardt, Keehner, McArthur and Winberg were members of the Audit Committee in 2011. Messrs. Crystal, Keehner and Oughtred are members of the Nominating and Corporate Governance Committee. Messrs. Ehrhardt, Keehner and Winberg were members of the Compensation Committee in 2011.

(2)	None of the nominees has been involved in any events within the past 10 years that could be considered material to an evaluation of the director except for Mr. Lowenthal who, with Oppenheimer & Co. Inc., a subsidiary, in June 2003 agreed with the NYSE to a stipulation of facts and related censure, as disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003.

Executive Officers

Our executive officers consist of Mr. Lowenthal, our Chairman and Chief Executive Officer, and Ms. Roberts, our President, Treasurer and principal financial and accounting officer, whose backgrounds are described above, and Mr. Alfano, our Chief Financial Officer, whose background is described below.

J. Alfano Age: 42	Mr. Alfano has been Executive Vice President and the Chief Financial Officer of Oppenheimer & Co. Inc. since April 2006 and Chief Financial Officer of Oppenheimer Holdings Inc. since May 2011. Mr. Alfano also serves as a member of Oppenheimer’s Management, Risk Management, Credit, Financial Reporting, International, and New Products Committees. Prior to joining Oppenheimer, Mr. Alfano was an audit partner with Deloitte & Touche LLP where he spent 14 years in Deloitte’s securities industry practice serving clients by providing audit and business advisory services out of their New York, Tokyo and Seattle offices. Mr. Alfano has an undergraduate degree from Michigan State University and an MBA from Columbia University. Mr. Alfano is a member of the Financial Management Division of the Securities Industry and Financial Markets Association (SIFMA), the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants, and sits on the AICPA Stockbrokerage and Investment Banking Expert Panel.

Board Leadership Structure

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business strategy, history and capabilities, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management add different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and, in some cases, outside the industry, while the Chief Executive Officer brings Company-specific and industry-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer facilitates the strategy development and execution, and enhances the flow of information between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management for our Company.

Lead Director

K.W. McArthur, an independent director who serves on the Audit Committee, was selected by the Board to serve as the Lead Director for all meetings of the non-management directors held in executive session. The role of the Lead Director is to assure the independence of the Board from management. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him on the efficiency of the Board meetings, facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that may be assigned to the Lead Director by the Board.

Executive Sessions

Pursuant to the Company’s Corporate Governance Guidelines, non-management directors of the Board meet on a regularly scheduled basis and otherwise as the independent directors determine without the presence of management. The Lead Director, Mr. K.W. McArthur, chairs these sessions. An executive session took place, in camera, at every scheduled Board meeting held in 2011. To ensure strong communication with the Chief Executive Officer, the independent directors may meet with the CEO alone as the independent directors determine.

Board of Directors and Committee Meetings Held

During 2011, the following numbers of Board and committee meetings were held:

Board of Directors	13
Audit Committee	6
Compensation Committee	8
Nominating and Corporate Governance Committee	3

There is no Executive Committee of the Board of Directors.

Meeting Attendance

Last year there were thirteen meetings of the Board. We are pleased that all of our then eight directors attended 100% of the total meetings of the Board and committees of the Board in 2011.

In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and other members of senior management and each other regarding matters of interest and concern to the Company. It is our policy that our directors attend our stockholders meetings and at the last Annual Meeting of Stockholders held on May 9, 2011, six of the then eight directors attended.

Risk Management

The Board, as a whole and also at the committee level, has an active role in overseeing the management of the Company’s strategic, operational, financial and compliance risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the Company’s executive compensation arrangements and assuring that financial incentives for management and employees are appropriate and mitigate against, rather than encourage, employees to take excessive risk exposure with firm capital. The Audit Committee oversees management of compliance, operational and financial risks. The Company also has a number of internal risk-oversight committees and functions. The Company’s internal Risk Management Committee is charged with assessing, reviewing and monitoring the risk environment in which the Company operates, and reports its findings and considerations to the Audit Committee at each regularly scheduled quarterly meeting and more frequently, as needed. The Nominating and Corporate Governance Committee manages risks associated with the governance of the Company, including the composition, responsibilities and independence of the Board of Directors and ethical and regulatory issues including conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Corporate Governance

Our Class A Stock is listed on the NYSE. We are subject to the corporate governance listing standards of the NYSE, the applicable rules of the Securities and Exchange Commission (the “SEC”), the provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”).

Our Nominating and Corporate Governance Committee, Compensation Commmittee, Audit Committee and our Board of Directors continue to monitor regulatory changes and best practices in corporate governance and consider amendments to our practices and policies as appropriate.

Our Corporate Governance Guidelines, and all committee charters, as well as our Code of Conduct and Business Ethics for Directors, Officers and Employees and our Whistleblower Policy, are posted on our website at www.opco.com.

Mandate and Duties of the Board of Directors

The fundamental responsibility of the Board of Directors is to oversee the management of our business with a view to maximizing stockholder value and ensuring corporate conduct in a legal and ethical manner through a system of corporate governance and internal controls appropriate to our business. The Board of Directors has adopted a statement of Corporate Governance Guidelines to which it adheres. We have a Code of Conduct and Business Ethics for Directors, Officers and Employees which is posted on our website — www.opco.com. No waivers were granted in 2011 or to date in 2012 under the Code of Conduct and Business Ethics for any directors, officers or employees.

In fulfilling its mandate, the Board’s responsibilities include:

•	monitoring and overseeing the Company’s strategic planning;

•	monitoring the performance of the Company’s business, evaluating opportunities and risks, and controlling risk;

•	monitoring systems for audit, internal control and information management systems;

•

developing, together with the Chief Executive Officer, a clear position description for the Chief Executive Officer, which includes delineating management’s responsibilities and developing or approving the corporate goals and objectives that the Chief Executive Officer is responsible for meeting;

•	monitoring the performance of senior management of the Company, including the Chief Executive Officer;

•	satisfying itself as to the integrity of the Chief Executive Officer and other senior management and ensuring that they create a culture of integrity throughout the Company;

•	succession planning for senior management and directors;

•	remuneration of the executive officers and reviewing the general compensation policies of the Company;

•	governance, including composition and effectiveness of the Board;

•	monitoring compliance with the Code of Conduct and Business Ethics (the “Code”) adopted by the Board; and

•	considering and approving, if determined by the Board to be advisable, any waiver from the Code granted to directors or senior management of the Company.

Director Independence

Six of our current eight directors are independent (and five of the seven individuals nominated for election as directors at the Meeting will be independent) as required by the NYSE Corporate Governance Rules. To be considered independent under these rules, the Board of Directors must determine that a director has no direct or indirect material relationship with us. The Board of Directors determined that Messrs. Crystal, Ehrhardt, Keehner, McArthur and Oughtred (the non-management Directors) are independent directors, and that Mr. Lowenthal, our Chairman of the Board of Directors and Chief Executive Officer, and Ms. Roberts, our President, Treasurer and principal financial and accounting officer, are not independent. Mr. Winberg, who was determined to be an independent director, is not standing for re-election to the Board of Directors for personal reasons.

The Board of Directors has not adopted formal categorical standards to assist in determining independence. The Board has considered the types of relationships that could be relevant to the independence of a director of the Company. These relationships are described in Schedule A to the Company’s Corporate Governance Guidelines which are posted on our website at www.opco.com. The Board of Directors has considered the relationship of each non-management/officer director and has made a determination that the six of our current non-management/officer directors are independent (five of our nominees).

Until November 30, 2008, Mr. Crystal was Counsel to the law firm of Thelen LLP, which firm provided legal services to us. In view of the professional ethical standards which govern his conduct, the fact that less than one percent of the annual revenues of his former firm were derived from us, and that Mr. Crystal receives no direct compensation from us other than his director’s compensation, we believe his former relationship with us is not material for purposes of determining that he is an independent director. Mr. Crystal has been Counsel to the law firm of Seyfarth Shaw LLP since December 1, 2008. Seyfarth Shaw LLP does not have a significant relationship with us. Mr. Crystal is Mr. Lowenthal’s first cousin. Because the two are not immediate family members within the meaning of the New York Stock Exchange (“NYSE”) Listed Company Manual or the standards of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, for the reasons set forth above, we do not believe this relationship is material for purposes of determining that he is an independent director.

At each regular Board and Audit Committee meeting, the independent directors are afforded an opportunity to meet in the absence of management. During 2011, five meetings of the independent directors were held in the absence of management. Additionally, at regular meetings of the Audit Committee (five regular meetings annually), the members of the Audit Committee, all of whom are independent, are afforded the opportunity to meet with the auditors in the absence of management.

The independent directors and the directors that are not independent understand the need for directors to be independent-minded and to assess and question management initiatives and recommendations from an independent perspective. The Board of Directors’ Lead Director, Mr. K.W. McArthur, is an independent director who, among other things, chairs sessions of the independent directors.

Orientation and Continuing Education

The Nominating and Corporate Governance Committee of the Board of Directors, as required by its charter, is responsible for the orientation of new directors to our business and overseeing the continuing education needs of all directors.

The Board of Directors encourages the directors to maintain the skill and knowledge necessary to meet their obligations as directors. This includes support for director attendance at continuing education sessions and making available newsletters and other written materials. Our directors understand the need to maintain their knowledge and skills and avail themselves of director education literature and programs.

Board and Committee Assessments

The Board conducts a self-evaluation annually to determine whether it and its Committees are functioning effectively.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Audit, Compensation, and Nominating and Corporate Governance Committees are composed entirely of independent directors, as defined under the NYSE Listed Company Manual and the Company’s Corporate Governance Guidelines. The charters of each committee are available on the Company’s website at www.opco.com.

Audit Committee

The Board of Directors has an Audit Committee composed of four independent directors, the duties of which are set forth below.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on our website at www.opco.com. The Audit Committee:

•	reviews annual, quarterly and all legally required public disclosure documents containing financial information that are submitted to the Board of Directors;

•	reviews the nature, scope and timing of the annual audit carried out by the external auditors and reports to the Board of Directors;

•	evaluates the external auditors’ performance for the preceding fiscal year and reviews their fees and makes recommendations to the Board of Directors;

•	pre-approves the audit, audit related and non-audit services provided by our independent auditors and the fee estimates for such services;

•	reviews internal financial control policies, procedures and risk management and reports to the Board of Directors;

•	meets regularly with business unit leaders to understand their risk management procedures;

•

meets with the external auditors quarterly to review quarterly and annual financial statements and reports and to consider material matters which, in the opinion of the external auditors, should be brought to the attention of the Board of Directors and the stockholders;

•	reviews and directs the activities of our internal audit department, meets regularly with internal audit and compliance personnel and reports to the Board of Directors;

•	reviews accounting principles and practices;

•	reviews management reports with respect to litigation, capital expenditures, tax matters and corporate administration charges and reports to the Board of Directors;

•	reviews related party transactions;

•	reviews internal control policies and procedures with management and reports to the Board of Directors;

•	reviews changes in accounting policies with the external auditors and management and reports to the Board of Directors;

•	reviews and approves changes to or waivers of our Code of Conduct and Business Ethics for Senior Executive, Financial and Accounting Officers; and

•	annually reviews the Audit Committee Charter and recommends and makes changes thereto as required.

All of the members of the Audit Committee are financially literate. The Board of Directors has determined that the Audit Committee includes two financial experts and that Messrs. W. Ehrhardt and K.W. McArthur, the financial experts, are independent as defined in Rule 10 A-3(b) of the Exchange Act and Section 303A.02 of the NYSE’s Listed Company Manual. Mr. Ehrhardt is a Certified Public Accountant and a member of the AICPA. Mr. McArthur is a member of the Institute of Chartered Accountants of British Columbia. Currently, none of the members of the Audit Committee simultaneously serves on the audit committee of any other public company.

Compensation Committee

The Board of Directors has adopted a Compensation Committee Charter, a copy of which is posted on our website at www.opco.com. Pursuant to its charter, the Compensation Committee’s objective is to provide a competitive compensation program with strong and direct links between corporate objectives and financial performance, individual performance and compensation, mindful of the Company’s corporate risk management objectives. All members of the Compensation Committee are independent.

The Compensation Committee:

•	makes recommendations to the Board of Directors with respect to our compensation policies;

•	makes recommendations to the Board of Directors with respect to the salary, bonus and benefits paid and provided to our senior management;

•	authorizes grants of stock options and stock awards and recommends modifications to our incentive compensation plans;

•	grants certain compensation awards to our senior management based on criteria linked to the performance of the individual and/or our company;

•	administers the Performance-Based Compensation Agreement between us and Mr. A.G. Lowenthal;

•	reviews our compensation arrangements for our independent directors and makes recommendations on changes thereto when appropriate;

•	monitors compliance with the criteria of our performance-based awards or grants;

•	makes awards under and administers our Stock Appreciation Rights Plan; and

•	reviews and approves our Compensation Discussion and Analysis.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee Charter, a copy of which is posted on our website at www.opco.com, provides that the Nominating and Corporate Governance Committee is responsible for ensuring that our Board of Directors is composed of directors who are fully able and fully committed to serve the best interests of our stockholders. Factors considered by the Nominating and Corporate Governance Committee in assessing director performance and, when needed, recruiting new directors include character, judgment, experience, ethics, integrity and compatibility with the existing Board of Directors.

The Nominating and Corporate Governance Committee has three members, all of whom are independent. The duties of this Committee are set out as follows:

•	identify individuals qualified to become Board members;

•	select or recommend that the Board select the director nominees for the annual meeting of stockholders;

•	recommend additions to the Board and persons to fill vacancies on the Board;

•	ensure that the Board is kept up to date with respect to the regulatory environment relevant to governance issues;

•	maintain an orientation program for new directors and oversee the continuing education needs of directors;

•	oversee the evaluation of the Board and management;

•	develop, review and make recommendations with respect to our Corporate Governance Guidelines; and

•	review and approve governance reports for publication in our management proxy statement and Annual Report on Form 10-K.

The Nominating and Corporate Governance Committee will give appropriate consideration to nominees recommended by Class B Stockholders. Nominees recommended by Class B Stockholders will be evaluated in the same manner as other nominees. Class B Stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at our 2013 Annual Meeting of Stockholders may do so by submitting in writing such nominee’s name, in compliance with the procedures and along with the other information required by our Bylaws and Regulation 14A under the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), to our Secretary, at 85 Broad Street, New York, NY 10004 within the time frames set forth under the heading “Stockholder Proposals”.

Director Compensation

The following table describes director compensation for the year ended December 31, 2011 paid to the directors other than Mr. Lowenthal and Ms. Roberts, who receive no compensation in connection with their service on our Board of Directors.

2011 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
(a)	(b)	(c)(1)(2)	(d)
R. Crystal	$40,500	$218,110	$258,610
W. Ehrhardt	$51,500	$54,528	$106,028
M.A.M. Keehner	$47,000	$54,528	$101,528
K.W. McArthur	$55,000	$54,528	$109,528
A.W. Oughtred	$36,000	—	$36,000
B. Winberg	$41,500	—	$41,500

Notes to 2011 Director Compensation Table:

(1)	The values of stock options (granted under the 2006 Equity Incentive Plan) represent the grant date fair value of awards granted in the fiscal year. The underlying assumptions and methodology used to value our stock options and stock awards are described in note 13 to our consolidated financial statements for the year ended December 31, 2011 included in our 2011 Annual Report to Stockholders which accompanies this proxy statement. Details of stock options and stock awards held by the Named Executives appear in the “Outstanding Equity Awards Table” and notes thereto, appearing below. Details of options held by our non-employee directors appear below under “Director Stock Options.”

(2)	In the year ending December 31, 2011, we paid directors’ fees as follows:

Annual Retainer Fee	$20,000
Board Meeting Fees	$2,000 per meeting attended in person
Committee Meeting Fees	$1,000 per meeting attended in person
Board and Committee Meeting Fees	$500 per meeting attended by telephone
Lead Director	$15,000 per year
Committee Chairs, except Audit Committee	$5,000 per year
Chairman of the Audit Committee	$15,000 per year
Members of Audit Committee (other than the Chairman)	$5,000 per year

In 2011, the directors were paid directors’ fees of $264,875 in the aggregate. Directors are reimbursed for travel and related expenses incurred in attending board and committee meetings. The directors who are not our employees are also entitled to the automatic grant of stock options under our 2006 Equity Incentive Plan pursuant to a formula set out in the plan. Reference is made to the table under “Director Stock Options”, below. Directors who are our employees are not entitled to receive compensation for their service as directors.

The Company has not made contributions to any tax exempt organizations in which an independent director serves as an executive officer.

We operate in a challenging marketplace in which our success depends upon, among other things, our ability to attract and retain non-employee directors of the highest caliber. The Board believes that we must offer a competitive non-employee director compensation program if we are to successfully attract and retain the best possible candidates for these important positions of responsibility. Accordingly, we reviewed our practices against those of our peers and general trends in director compensation and, on December 14, 2011, the Board of Directors approved changes in non-employee director compensation as follows:

Annual Retainer Fee	$35,000 effective 1/1/12; $50,000 effective 1/1/13
Board Meeting Fees	$3,500 effective 1/1/12; $5,000 effective 1/1/13 per meeting attended in person $2,000 per meeting attended by telephone
Committee Meeting Fees	$1,000 per meeting attended
Lead Director and Chairman of the Audit Committee	$20,000 effective 1/1/12; $25,000 effective 1/1/13
Committee Chairmen, except Audit Committee	$10,000 effective 1/1/12; $15,000 effective 1/1/13

In addition, the Board approved an amendment to the Company’s 2006 Equity Incentive Plan which has the effect, if approved by our stockholders at the Meeting, of replacing a program of automatic stock option grants to non-employee directors with a program of annual restricted stock awards. See Matter No. 3.

The Board also approved a Compensation Committee recommendation that, upon the approval of Matter No. 3, our minimum director stock retention expectation be increased to 6,000 shares held directly or beneficially (including grants under the aforementioned stock award program and prior grants of options), with a three-year grace period for new and existing directors to achieve such retention levels.

Director Stock Options

Under our 1996 and 2006 Equity Incentive Plans, non-employee directors were and are entitled to automatic option grants of 5,000 shares of Class A Stock for each full year of service up to a maximum of options on 25,000 shares of Class A Stock in any five year period.

The following table describes non-employee director options held at December 31, 2011 as well as the grant date fair value of options granted in 2011 and numbers of unvested options outstanding, as applicable.

Name	Grant Date	Expiry Date	Exercise Price	Total Number of Options Granted	Value of Unexercised Options (as at December 31, 2011)		Grant Date Fair Value of Equity Awards	Number of Unvested Options Outstanding
					(2)		(1)	(3)
R. Crystal(4)	12/31/2006	12/31/2011	$33.40	5,000	$	nil	$65,445	nil
	1/1/2011	12/31/2015	$26.21	20,000	$	nil	$218,110	5,000
W. Ehrhardt	1/1/2009	12/31/2013	$12.88	5,000		$4,024	$15,950	3,750
	1/1/2010	12/31/2014	$33.22	5,000	$	nil	$67,750	5,000
	1/1/2011	12/31/2015	$26.21	5,000	$	nil	$54,528	5,000
M.A.M. Keehner	1/1/2009	12/31/2013	$12.88	5,000		$4,024	$15,950	3,750
	1/1/2010	12/31/2014	$33.22	5,000	$	nil	$67,750	5,000
	1/1/2011	12/31/2015	$26.21	5,000	$	nil	$54,528	5,000
K. W. McArthur	5/17/2009	5/16/2014	$12.33	15,000	$	nil	$52,995	11,250
	1/1/2010	12/31/2014	$33.22	5,000	$	nil	$67,750	5,000
	1/1/2011	12/31/2015	$26.21	5,000	$	nil	$54,528	5,000
A.W. Oughtred(4)	2/25/2007	2/24/2012	$35.03	25,000	$	nil	$335,700	nil
B. Winberg(4)	2/25/2007	2/24/2012	$35.03	25,000	$	nil	$335,700	nil

Notes to Director Stock Options Table:

(1)	The underlying assumptions and methodology used to value our stock options are described in note 13 to our consolidated financial statements for the year ended December 31, 2011 included in our 2011 Annual Report to Stockholders which accompanies this proxy statement.

(2)	The value of unexercised vested options is based on the closing price of the Class A Stock on the NYSE on December 31, 2011 of $16.10.

(3)	Stock options held by the non-employee directors vest as follows: 25% on the second anniversary of grant, 25% on the third anniversary of grant, 25% on the fourth anniversary of grant and the balance six months before the expiry date.

(4)	These options expired out-of-the-money.

On January 3, 2012, subject to stockholder approval of an amendment to the Company’s 2006 Equity Incentive Plan, the independent directors were each granted stock awards of 2,200 shares of Class A Stock. These awards vest in the amount of 25% on each of July 1, 2012, July 1, 2013, July 1, 2014 and July 1, 2015.

Directors’ and Officers’ Insurance

We carry liability insurance for our directors and officers and the directors and officers of our subsidiaries. Between November 30, 2010 and November 30, 2011, our aggregate insurance coverage was $30 million with a $2.5 million deductible and an aggregate annual premium of $719,300. The coverage was renewed for a further year effective November 30, 2011 at an aggregate annual premium of $709,135 and includes Side A coverage in the amount of $2.5 million.

Under our Bylaws, we are obligated to indemnify our and our subsidiaries’ directors and officers to the maximum extent permitted by the DGCL. We have entered into an indemnity agreement with each of our directors providing for such indemnities.

Stock Ownership of Board Members

For information on the beneficial ownership of securities of the Company by directors and executive officers, see “Security Ownership of Certain Beneficial Owners and Management” below.

Compensation Committee Interlocks and Insider Participation

Messrs. Ehrhardt, Keehner and Winberg served as members of the Compensation Committee for the fiscal year ending December 31, 2011. None of the members of the Compensation Committee is or has ever been one of our officers or employees or been a party to a transaction with our Company. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity.

REPORT OF THE AUDIT COMMITTEE

As required by our Audit Committee Charter, the Audit Committee reports as follows:

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. It meets with management and our internal audit group and independent auditors regularly and reports the results of its activities to the Board of Directors. In this connection, the Audit Committee has done the following with respect to fiscal 2011:

•	Reviewed and discussed with our management and PricewaterhouseCoopers LLP, our unaudited quarterly reports on Form 10-Q and quarterly reports to stockholders for the first three quarters of the year;

•	Reviewed and discussed our audited financial statements and annual report on Form 10-K for the fiscal year ended December 31, 2011 with our management and PricewaterhouseCoopers LLP;

•

Reviewed and discussed with our internal auditors their internal control program for the year, the internal audits conducted during the year, and their testing of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002;

•

Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (American Institute of Certified Public Accountants Codification of Statements on Auditing Standards), as amended;

•

Received written disclosure from PricewaterhouseCoopers LLP as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with PricewaterhouseCoopers LLP its independence; and

•

Discussed with management and with PricewaterhouseCoopers LLP the documentation and testing of our internal accounting controls in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the foregoing, the Audit Committee recommended to the Board of Directors our audited financial statements for the year ended December 31, 2011 prepared in accordance with GAAP be included in our 2011 Annual Report to Stockholders and in the Annual Report on Form 10-K for the year ended December 31, 2011.

Members of the Audit Committee Reporting

William Ehrhardt — Chairman

Michael A.M. Keehner

Kenneth W. McArthur

REPORT OF THE COMPENSATION COMMITTEE

As required by our Compensation Committee Charter, the Compensation Committee reports as follows:

Under its charter, the Compensation Committee is required to discharge the Board of Directors’ responsibilities relating to compensation of our senior executive officers and to report on its practices to our stockholders in our annual proxy statement. The Compensation Committee Charter can be found on our website at www.opco.com. The Compensation Committee, comprised of independent directors, reviewed and discussed the following Compensation Discussion and Analysis with our management. In reaching its conclusions, the members of the Compensation Committee were aware of the recent focus of the media, the government and the general population on the compensation of executives and employees of financial service companies. The Compensation Committee believes that our practices align pay practices with corporate objectives and performance and do not encourage excessive risk-taking, and that the 2011 compensation payments made to executives and employees were substantially so aligned. Based on their review and discussions, the Compensation Committee approved and recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee Reporting

Michael A.M. Keehner — Chairman

William Ehrhardt

The Report of the Compensation Committee set forth in this proxy statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

As required by the Nominating and Corporate Governance Committee’s Charter, the Nominating and Corporate Governance Committee reports as follows:

•	The Nominating and Corporate Governance Committee is responsible for maintaining and developing governance principles consistent with high standards of corporate governance.

•

The Nominating and Corporate Governance Committee has assessed the composition and size of the Board of Directors and determined that the incumbent directors are performing effectively and has recommended that the current directors, except Mr. Winberg who is not standing for re-election, be nominated to serve on the Board.

•

The Nominating and Corporate Governance Committee has determined that Messrs. Crystal, Ehrhardt, Keehner, McArthur and Oughtred are independent in accordance with applicable independence standards and previously determined that Mr. Winberg, who is not standing for re-election to the Board for personal reasons, was as well. In addition, the Nominating and Corporate Governance Committee monitored director attendance at Board of Directors and committee meetings and has determined that each nominee for director who is presently a director attended 100% of meetings and that such attendance meets acceptable standards.

•	The Nominating and Corporate Governance Committee supervised the Board of Directors’ annual review of our Corporate Governance Guidelines.

•	The Nominating and Corporate Governance Committee organized a strategic review of the Company and its business in 2010 and continues such review.

•	The Nominating and Corporate Governance Committee has developed a program to encourage the Company’s independent directors to maintain their skills and knowledge as directors.

Members of the Nominating and Corporate Governance Committee

Richard Crystal — Chairman

Michael A.M. Keehner

A.Winn Oughtred

MATTER NO. 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP for reappointment as our independent registered public accounting firm or auditors for the 2012 fiscal year. The Audit Committee intends to fix the remuneration of the auditors. The ratification of the appointment of auditors and the authorization of the Audit Committee to fix the remuneration of the auditors require the affirmative vote of a simple majority of the Class B Stock voted at the Meeting.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.

To be effective, these matters must be authorized by the affirmative vote of a simple majority of the votes cast by the Class B Stockholders at the Meeting. Abstentions will not be counted as votes for or against the proposal. Mr. Lowenthal owns 96.4% of the Class B Stock and has informed the Company he intends to vote all of such Class B Stock in favor of the proposal. See “Security Ownership of Certain Beneficial Owners and Management.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP FOR FISCAL 2012 AND FOR THE AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX THE AUDITOR’S REMUNERATION.

Principal Accounting Fees and Services

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1993. PricewaterhouseCoopers LLP has advised us that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in us or any of our affiliates other than as our auditor.

Audit Fees, Audit-Related Fees and Tax Fees. The fees billed to us and our subsidiaries by PricewaterhouseCoopers LLP during the years 2011 and 2010 in connection with services provided in such year were as follows:

	Year ended December 31,
	2011	2010
Audit fees	$1,506,800	$1,392,175
Audit-related fees	596,300	635,500
Tax fees	218,500	187,325
All other fees	2,800	2,500
	$2,324,400	$2,217,500

The 2011 audit fees include the fees for the audit of our annual consolidated financial statements for the year 2011 and the review of the quarterly financial statements included in the Forms 10-Q filed by us and the interim reports to stockholders sent to stockholders during the year. Audit fees also include the separate entity audits of Oppenheimer Europe Ltd. (formerly Oppenheimer E.U. Ltd.) and Oppenheimer Investments Asia Limited. During 2011, PricewaterhouseCoopers LLP provided tax compliance services for us in the U.S. and Canada. In addition, during 2011, PricewaterhouseCoopers LLP performed the audit services required for the production of SSAE 16 Reports (formerly SAS 70 Reports) for both Oppenheimer & Co. Inc. and Oppenheimer Trust Company as well as an AT 101 Report for Oppenheimer Trust Company. In addition, as a requirement of the SEC Investment Advisory Custody Rule, as amended, we hired PricewaterhouseCoopers LLP to perform the mandated examinations

The Audit Committee has the sole authority and responsibility to appoint independent auditors for ratification by stockholders, and to recommend to stockholders that independent auditors be removed. The Audit Committee has appointed PricewaterhouseCoopers LLP as our auditors for ratification by the stockholders at the Meeting.

The Audit Committee recommends and the Board of Directors approves all audit engagement fees and terms in addition to all non-audit engagements and engagement fees submitted by independent auditors. The process begins prior to the commencement of the audit. The fees described above were 100% pre-approved.

MATTER NO. 3

AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN

On May 14, 2007, the Company’s stockholders approved the Oppenheimer Holdings Inc. 2006 Equity Incentive Plan (the “Plan”) for officers, directors and key employees of the Company and its subsidiaries providing up to 800,000 shares of Class A Stock to be issued from treasury as part of compensation. The purpose of the Plan is to provide additional compensation incentives for high levels of performance and productivity of key employees, officers and directors of the Company and its subsidiaries. Pursuant to the Plan, the Compensation Committee may grant options to purchase Class A Stock, Class A Stock awards and restricted Class A Stock awards to officers, directors and key employees of the Company and its subsidiaries. In addition, stock options were granted automatically to the Company’s non-employee directors annually on a formula basis through 2011 pursuant to the Plan.

On December 14, 2011, our Board of Directors approved an amendment to the Plan, subject to ratification by the Class B Stockholders at the Meeting, which deletes the provision granting our outside directors automatic grants of stock options annually on a formula basis and provides a replacement provision providing for annual stock awards for our outside directors by an administrative committee composed of the Secretary of the Company and the head of Human Resources of Oppenheimer & Co. Inc. As discussed in the Compensation Discussion and Analysis, the Company has limited its use of stock option awards in favor of stock awards. The initial directors award was 2,200 shares of Class A Stock which was granted to non-employee directors on January 3, 2012, subject to ratification of the Plan amendment by Class B Stockholders, which shares vest 25% on July 1, 2012 and 25% on July 1 of each of the following three years, subject to certain exceptions described in the resolution below.

The award of Class A Stock under the Plan is a significant component of the Company’s compensation program for key employees and non-employee directors of the Company. The award of stock to directors, like key employees, is intended to align their interests with those of the Class A Stockholders. The Board and the Compensation Committee have adopted a policy of maintaining the percentage of reserved stock for share-based awards to not more than 20% of the number of issued shares of Class A Stock. The current percentage of shares of Class A Stock underlying existing share-based arrangements together with shares of Class A Stock reserved for future arrangements as a percentage of the Company’s issued Class A Stock at March 1, 2012 is 7.1% (including the initial directors awards discussed above). A discussion of the Company’s share-based plans is presented in note 13 to our consolidated financial statements for the year ended December 31, 2011 included in our 2011 Annual Report to Stockholders which accompanies this proxy statement.

As of March 1, 2012, the Company has outstanding stock awards and stock options to purchase 100,003 shares pursuant to the Plan including 13,200 shares awarded to our non-employee directors. Such stock awards and stock options are intended to strengthen the Company’s ability to attract and retain outstanding key employees, officers and directors upon whose judgment, initiative and efforts its continued success, growth and development is dependent.

Class B Stockholders are being asked to consider and, if deemed advisable, ratify the resolution which appears below authorizing the amendment of the Plan to delete the provision granting our outside directors automatic grants of stock options annually on a formula basis and to provide a replacement provision providing for annual stock awards for our outside directors by an administrative committee all as more particularly described in the resolution below.

BE IT RESOLVED that Section 8 of the Plan is hereby revoked and that a new Section 8, as stated below, is adopted in its place:

8. Grant of Stock Award to Non-Employee Directors

Subject to:

(a)	compliance by the Company with all applicable securities regulatory requirements; and

(b)	there being a sufficient number of Class A Shares issuable under the Plan to accommodate the awarding of Shares provided for in this Section 8;

An award of Class A Shares shall be granted to Non-Employee Directors, including members of the Committee, as follows:

(1)	Commencing on the first business day of January following the year in which a Non-Employee Director shall have first been elected as a director of the Company and continuing on each first business day of January thereafter (provided that such person shall continue to be a Non-Employee Director or until such time as the Plan terminates), each Non-Employee Director shall be granted such number of Class A Shares as shall be determined by an administrative committee composed of the Secretary of the Company and the head of Human Resources of Oppenheimer & Co. Inc. (“Director’s Award”). The initial Director’s Award shall be 2,200 Class A Shares which shall be granted on January 3, 2012.

(2)	Each Director’s Award shall vest in accordance with the following schedule: 25% of the shares granted under the Director’s Award shall vest on July 1 of the year of the grant and then 25% of the shares granted under the Director’s Award shall vest on July 1 of each of the subsequent three years. Notwithstanding the foregoing for a Non-Employee Director who has attained five (5) years of service as a Non-Employee Director and is at least 73 years of age, 100% of the shares granted under the Director’s Award shall vest on the earlier of: a) their resignation as a director or b) the date of their death. Service as a Non-Employee Director prior to the determination of the initial Director’s Award on December 14, 2011 shall be included in determining the five (5) year service requirement.

(3)	All Directors’ Options granted under this Plan prior to December 14, 2011 shall continue to be exercisable in accordance with the vesting schedule at the date the options were granted. Any Director’s Options granted prior to the amendment of this Plan shall expire on the fifth anniversary of the grant of such option. Upon expiration, no new or replacement Director’s Options shall be granted to a Non-Employee Director.

(4)	All Class A Shares granted as a Director’s Award shall be valued at a price per share equal to 100% of the Fair Market Value on the date of the grant.

(5)	Except as otherwise specifically provided in this Section 8, all Director’s Awards shall be subject to the provisions of the Plan as if the Non-Employee Director were an officer or employee of the Company.

To be effective, the above resolution must be ratified by the affirmative vote of a simple majority of the votes cast by the Class B Stockholders at the Meeting. Abstentions will not be counted as votes for or against the proposal. Mr. Lowenthal owns 96.4% of the Class B Stock and has informed the Company he intends to vote all of such Class B Stock in favor of the proposal. See “Security Ownership of Certain Beneficial Owners and Management.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN DESCRIBED ABOVE.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Compensation Highlights

The Compensation Committee of the Board (the “Compensation Committee”) and the Board of Directors believe that the policies and practices described in the following Compensation Discussion and Analysis (“CD&A”) provide a compensation framework which enables us to retain and appropriately reward the executive officers that we believe are critical to our long-term success, while linking that compensation to our corporate objectives and performance.

For example:

•

our Named Executives do not generally have employment agreements. We had an employment agreement with one Named Executive. The benefits to the Named Executive under this employment agreement expired on April 26, 2011;

•	our Named Executives do not receive supplemental retirement benefits;

•	other than access to our few parking places, our Named Executives do not receive any perquisites that are not generally available to all employees;

•

our incentive compensation practices are reviewed annually by the Compensation Committee to ensure that we are not encouraging undue risk-taking and we are aligning executive compensation with the strategic objectives and performance of the Company;

•	our Chief Executive Officer’s annual salary and incentive compensation is established by the Compensation Committee which is composed of independent directors;

•

a substantial portion of our Chief Executive Officer’s compensation is driven by performance goals which are established annually by the Compensation Committee from a broad array of financial, performance and strategic parameters; and

•

we have approved a compensation recovery policy which provides for the recovery of share-based incentive compensation paid to our designated executive officers (and cash bonuses in the case of our Chairman, President and Chief Financial Officer) if such incentive compensation was based on subsequently discovered fraud or misconduct or based on erroneous information in the case of a restatement of our financial statements (whether or not due to fraud or misconduct).

Some highlights of our 2011 compensation decisions include the following:

•	Base salaries paid to senior executive officers in 2011 were not increased from 2010 levels;

•	Annual bonuses for our senior executive officers were lower in 2011 by approximately 32% compared to 2010 in response to the Company’s drop in profitability in 2011 compared to 2010;

•	Our Chief Executive Officer did not receive a cash bonus for 2011;

•	Due to the relatively high cost of expensing stock option awards under applicable accounting guidance, we have limited our use of this form of award in favor of stock awards;

•	In February 2012, we awarded 76,000 shares of restricted Class A Stock to our employees under our Employee Share Plan; and

•

In view of several important accomplishments during 2011, the Compensation Committee awarded our Chief Executive Officer a stock award of 52,500 shares of Class A Stock which vests on February 10, 2017 and is subject to him being continuously employed by the Company until that date.

The foregoing 2011 Compensation Highlights do not purport to be complete and are subject to, and qualified in their entirety by reference to, the CD&A set forth below which should be read in its entirety for a full and complete understanding of our compensation policies and practices as well as the compensation awarded to, earned by, or paid to our executive officers for 2011.

Introduction

The following CD&A describes the material elements of compensation for our named executive officers identified in the “Summary Compensation Table”, or the Named Executives. The Compensation Committee, which is comprised entirely of independent directors, makes recommendations to the Board for the total compensation (that is the base salary, annual bonus, stock options and stock awards) of our senior executive officers, including the Named Executives. The Compensation Committee’s determination of the total compensation of our Chief Executive Officer is subject, in part, to the Performance-Based Compensation Agreement, amended and restated January 1, 2010, between the Company and our Chief Executive Officer, for which we received stockholder approval on May 10, 2010.

Certain processes and procedures of the Compensation Committee are discussed below including its role in dealing with the Chief Executive Officer’s compensation and the compensation of the other Named Executives. The Compensation Committee considers recommendations from the Chief Executive Officer with respect to the compensation of Named Executives (other than the Chief Executive Officer), as it does on compensation matters such as year-end incentive compensation and stock awards for all of our other employees.

The day-to-day design and administration of health benefits, the deferred compensation plans and the 401(k) plan and other employee benefit plans and policies applicable to salaried U.S.-based employees in general are handled by our Human Resources, Finance and Legal Departments.

For the purposes of determining 2011 executive compensation, the Compensation Committee did not retain independent compensation consultants although the Compensation Committee may retain compensation consultants when it deems necessary.

Objectives and Policies

The Compensation Committee’s objective is to provide a competitive compensation program with strong and direct links between corporate objectives and financial performance, individual performance and compensation, mindful of our corporate risk management objectives. Our compensation policy with respect to our Named Executives, including the Chief Executive Officer, has the following objectives:

•	recruit, motivate, reward and retain the high performing executive talent required to create superior long-term stockholder returns;

•	reward executives for short-term performance as well as for growth in enterprise value over the long-term;

•	provide a competitive compensation package relative to peers and competitors; and

•	ensure effective utilization and development of talent by employing appropriate management processes, such as performance appraisal and management development.

Our compensation program for senior executive officers, including the Named Executives, consists of the following key elements: a base salary, an annual bonus, grants of share-based compensation (typically stock awards) and, in the case of the Chief Executive Officer, performance-based compensation pursuant to the Performance-Based Compensation Agreement. The goal of the Compensation Committee is to provide a compensation structure which will enable us to retain and appropriately reward the executive officers that we believe are critical to our long-term success. The Compensation Committee also reviews compensation arrangements to ensure that a portion of the Named Executives’ compensation is directly related to corporate performance, appropriate risk management and other factors that directly and indirectly influence stockholder value.

The Compensation Committee evaluated whether to use a “peer group” of public companies to guide its decision making process with respect to 2011 compensation. The Compensation Committee does not view the Company as having many true peers, given the Company’s size, business model and mix of businesses as well as consolidation in the financial services industry. Many companies that might otherwise be considered to be a part of the Company’s peer group are either much larger bank holding companies or smaller companies or not wholly comparable to our business. However, the Compensation Committee recognizes the value of using a peer group to further its understanding of certain industry compensation practices and the competitive market for executive talent. We selected and reviewed compensation practices of the following companies with some comparable attributes to the Company for various compensation purposes during the 2011 year: E-Trade Financial, Gleacher & Company, Greenhill & Co., Jeffries Group, KBW, Inc., Knight Capital Group, Inc., Lazard, Piper Jaffray, Stifel Financial and Raymond James Financial. The Compensation Committee reviewed the compensation practices of a subset of these peer group companies to provide a context for its 2011 compensation decisions for our Chief Executive Officer, but the determination of the amounts granted was partially subjective and partially governed by the Performance-Based Compensation Agreement with the Chief Executive Officer described further below. The Compensation Committee also used these peer group companies and broad studies of companies similar to our Company in revenue as well as other financial services companies to set a context for our decisions on non-employee Director Compensation practices. See “Director Compensation.” The Compensation Committee does not employ a formal benchmarking strategy or rely upon specific peer-derived targets.

The Compensation Committee believes potential incentive compensation (annual bonus and, to a lesser extent, share-based awards) should generally comprise between 60% to 95% of total compensation for the Named Executives because:

•	these executive officers are in positions to influence corporate strategy and execution;

•	tying the majority of total compensation to incentive payments helps ensure focus on our goals;

•	their compensation is “at risk” and will thus depend upon our Company producing financial results that warrant such payments; and

•	the volatile nature of our market-driven businesses should be reflected in our compensation practices.

The Compensation Committee makes recommendations to the Board with respect to total compensation including an annual bonus and grants equity awards, if appropriate, for our Named Executives and other senior executives. The Compensation Committee does not necessarily grant share-based awards to employees, including the Named Executives, on an annual basis. It considers the performance of the employee and the number of outstanding share-based awards already awarded to the employee when determining total compensation in any year and the degree to which the employee already has (or may have) a long-term interest in the Company’s success. Upon the vesting of an employee’s share-based awards, the Compensation Committee also considers whether or not to grant new awards to the employee and on what terms such awards will be made. All share-based awards are priced at fair value at the grant date and are typically conditioned upon the employees continued employment with the Company for a significant period of time.

The Compensation Committee believes that, as stockholders, the Named Executives, other senior executives and selected employees will be motivated to consistently deliver financial results that build wealth for all stockholders over the long-term, and it currently uses share-based awards to accomplish that objective. The Compensation Committee is cognizant of the impact of the accounting guidance on our financial results and will strive to balance the granting of stock options and other forms of stock-based incentives with the other objectives of executive compensation set forth above. Since the adoption of accounting guidance on Share-Based Payment, on January 1, 2006, requiring us to expense stock options, we have granted only a very limited number of stock options and none to the Named Executives. We also have a policy that share-based compensation awards outstanding not exceed 20% of the outstanding Class A Stock, which, together with the relatively small number of such shares outstanding, also restricts the Compensation Committee’s ability to make share-based awards. At March 1, 2012, we had stockholder approval to award 1,297,313 shares of Class A Stock pursuant to our share-based awards plans (9.5% of our outstanding Class A Stock), of which 881,403 shares of Class A Stock are the subject of current share-based compensation arrangements and subject to vesting requirements. In January 2011, we established a compensation recovery (“claw-back”) policy which permits us to recover certain incentive stock-based awards in specified circumstances. See discussions under “Stock Option Grants”, “Stock Awards” and “Compensation Recovery Policy” below.

Compensation arrangements for our senior executive officers (other than the Chief Executive Officer) generally involve a significant component of remuneration which is contingent on our Company’s performance and that of the senior executive officer: an annual cash bonus (which permits individual performance to be recognized on an annual basis, and which is based, in significant part, on an evaluation of the contribution made to the Company by the officer) and share-based awards (which directly link a portion of their compensation to stock price appreciation and dividends realized by our stockholders). The Compensation Committee believes that this approach best serves the interests of stockholders by enabling us to structure compensation in a way that meets the requirements of the highly competitive environment in which we operate, while ensuring that senior executive officers are compensated in a manner that advances both our short and long-term interests and those of our stockholders. For the Chief Executive Officer’s compensation arrangements, see discussion under “Chief Executive Officer Compensation” below.

Consideration of Say-On-Pay Votes

We conducted an advisory stockholder vote on executive compensation on May 9, 2011. The results of that vote were to affirm our compensation practices as disclosed in the 2011 Compensation Discussion and Analysis and attendant tables and narrative and the compensation paid to our Named Executives and to approve our recommendation for a three year interval for repeating this vote. The Compensation Committee considered and will consider the results of that vote when establishing current and future year’s executive compensation arrangements, but notes that the stockholder vote is non-binding and in the future the Compensation Committee and Board may choose whether or not to take the results of the vote into account.

Performance evaluation and total compensation element timing

Our executive compensation program for the Chief Executive Officer and other senior executive officers involves performance-related incentive compensation and long-term compensation elements paid in a mix of cash bonuses and stock awards. It has been our practice to determine the aggregate cash bonus pool available to our Chief Executive Officer and other senior executives on or before December 31st of the fiscal year-end in which the performance was delivered for accounting and tax purposes. However, our practice is to consider and make any long-term equity-related awards to our Chief Executive Officer and other senior executives in the first 60 daysof the following year, based upon their performance in the prior fiscal year.

While we believe our process and timing of making performance-related judgments on annual total compensation is sound and reasonable and consistent with industry standards, it does not correspond to the proscribed accounting period standards for compensation expenses nor for compensation disclosure. Elements of the total compensation for our Chief Executive Officer and other senior executives are recorded in different accounting years and thus are not captured in the proscribed tables in this proxy statement or in our financial statements in a manner which accurately reflects the Compensation Committee’s judgments about performance for the fiscal year. Because of this disparity, we have made a practice of always disclosing any equity-related awards that are granted in the first sixty days of the following year for our Named Executives and our employees taken as a whole in our proxy statements. We do this so that stockholders can see the Compensation Committee’s judgments about total compensation and how it relates to the Company’s and the executives’ prior year’s performance by combining cash bonuses and salary for the relevant fiscal year plus any stock awards granted in the first sixty days of the following year.

Determination of 2011 Compensation

The Compensation Committee, with recommendations from the Chief Executive Officer, makes recommendations to the Board with respect to all compensation for each Named Executive for 2011 (other than the Chief Executive Officer, which compensation it based upon the Committee’s own judgments). For a discussion of the compensation for the Chief Executive Officer, see the section entitled “Chief Executive Officer Compensation” below.

The Compensation Committee makes recommendations to the Board with respect to each Named Executive’s annual salary and annual bonus and makes grants of share-based awards by reference to the executive’s position, responsibilities and performance. Some of the factors considered by the Compensation Committee are:

•	the position’s responsibilities relative to our total earnings, use of invested capital, degree of firm capital at risk and the generation of earnings and cash flows,

•	the position’s impact on key strategic initiatives, and

•	the executive’s performance and contributions to the management of the Company.

The Chief Executive Officer assessed each Named Executive’s (other than the Chief Executive Officer’s) as well as other senior officers’ performance under our performance assessment criteria, and the Compensation Committee assessed the Chief Executive Officer’s performance according to these same criteria and the parameters established under the Performance-Based Compensation Agreement with our Chief Executive Officer. See discussion under “Chief Executive Officer Compensation” below.

Our performance assessment criteria rate performance in different competencies as follows:

•	strategic thinking;

•	integrity;

•	managing employee performance and morale;

•	financial responsibility;

•	achievement focus;

•	business judgment;

•	risk management;

•	planning and organization;

•	leadership;

•	mentoring;

•	relationship building;

•	compliance with regulatory requirements and Company policies;

•	profitability of business unit, if applicable;

•	conflict resolution; and

•	communication skills.

Base Salary.    The salary of our Chief Executive Officer is set by the Compensation Committee. Salaries paid to senior executive officers are reviewed annually by the Compensation Committee considering recommendations made by the Chief Executive Officer, based on his assessment of the nature of the position, and the skills, experience and performance of each senior executive officer, as well as salaries paid by comparable companies in our industry. The Compensation Committee then makes recommendations to the Board of Directors with respect to base salaries. Base salaries paid to senior executive officers in 2011 were not increased from 2010 levels.

Annual Bonus.    Bonuses paid to our senior executive officers are reviewed annually by the Compensation Committee considering recommendations made by the Chief Executive Officer based on his assessment of the performance of the Company, his assessment of the individual contribution of each senior executive officer to that performance and their compentencies. The Compensation Committee then makes recommendations to the Board of Directors with respect to annual cash bonuses. Annual bonuses for our senior executive officers were lower in 2011 by approximately 32% compared to 2010 in response to the Company’s drop in profitability in 2011 compared to 2010. Senior executive officers, including the Chief Executive Officer, may be offered the right to elect to defer a portion of their annual bonus and performance-based compensation under our Executive Deferred Compensation Plan, a non-qualified unfunded plan. In 2009, 2010 and 2011, no officer was given the option to make such a deferral. See “Stock Awards” below.

Stock Option Grants.    Under our 2006 Equity Incentive Plan, or EIP, our senior executive officers and employees may be granted stock options or restricted stock awards by the Compensation Committee based upon a variety of considerations, including the performance of the specific optionee and the date of the last grant made to the officer or employee, as well as considerations relating to the contribution. In addition, stock option grants may be awarded as a retention tool for new employees. Due to the relatively high cost of expensing stock option awards under applicable accounting guidance, we have limited our use of this form of award in favor of stock awards.

Stock Awards.    Under either our Employee Share Plan, or ESP, or under the EIP, our and our subsidiaries’ executive officers and employees (other than the Chief Executive Officer) are granted stock awards by the Compensation Committee based upon recommendations from the Chief Executive Officer and other considerations relating to the contribution and performance of the specific award recipient. In addition, stock awards may be given as an inducement to employment for new employees or as a retention tool for existing employees. Stock awards are generally subject to a significant vesting period and we believe that these awards are useful in retaining our key executive personnel. On January 27, 2011, we awarded 291,000 shares of restricted Class A Stock to our employees under the EIP and the ESP, including 40,000 to Mr. Lowenthal and 10,000 each to Mr. Alfano, Mr. Okin and Ms. Roberts all subject to five-year vesting. On January 25, 2012, we awarded 52,500 shares of restricted Class A Stock to Mr. Lowenthal which vests on February 10, 2017. On February 23, 2012, we awarded 76,000 shares of restricted Class A Stock to our employees, including 5,000 each to Mr. Alfano and Mr. Okin and 3,500 to Ms. Roberts all subject to five year vesting.

No Backdating or Spring Loading.    We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before the announcement of favorable information, or after the announcement of unfavorable information. Our options are granted by the Compensation Committee at fair market value on a fixed date or event (such as the first regular meeting of the Board of Directors following an employee’s hire), with all required approvals obtained in advance of or on the actual grant date. All grants of options to employees are made by the Compensation Committee.

Fair Market Value.    Fair market value has been consistently determined, as required by the EIP, as the share closing price on the NYSE on the grant date.

Compensation Recovery Policy.    In January 2011, the Compensation Committee recommended and the Company established a compensation recovery policy that affects incentive compensation paid to its designated executive officers. This policy requires that the Company recover from any current or former executive officer share-based incentive compensation (including stock awards) and cash bonuses in the case of our Chairman and President if the amount of such incentive compensation was based on subsequently discovered fraud or misconduct. In addition, in the case of a restatement of the Company’s financial statements (whether or not due to fraud or misconduct), the Company is required to recover the amount of share-based incentive compensation that was paid to its designated executive officers (and cash bonuses in the case of our Chairman, President and Chief Financial Officer) in excess of what would have been paid based on the restated financial results. Many of our executive officers have stock awards which vest over time. Individual executive officers could face the forfeiture of some or all of these awards if compensation recovery was necessary. The Company will look at the three-year period preceding a restatement of its financial statements to determine the amount of compensation recovery, if any.

Stock awards made subsequent to July 2010 contain an agreement by the beneficiary of such award to such clawback provisions as are described in the immediately preceding paragraph. As of March 1, 2012, thirty-two of our senior executives and other employees held restricted stock awards subject to such provisions. The Company is awaiting final rulemaking by the SEC with respect to other policies that may affect a broader employee population with respect to clawback or reduction of cash bonuses with respect to years in which there are events that include fraud, misconduct, restatement of financial results or revaluation of owned assets resulting in losses by the Company in periods subsequent to the payment of cash bonuses and stock awards.

Executive Deferred Compensation Plans.    The Executive Deferred Compensation Plan, or EDCP, was established with a dual purpose. The EDCP, together with its sister plan, the Deferred Incentive Plan, or DIP, is maintained to offer certain high-performing financial advisors bonuses which require a mandatory deferral subject to vesting provisions. The EDCP also provides for voluntary deferral of year-end bonuses by our senior executives, which deferral option may or may not be offered in a given year. These voluntary deferrals can be deferred on a tax-free basis until a specified future time, are not subject to vesting and we do not make contributions to the EDCP for the Named Executives and other senior level executives. Mr. Lowenthal has made voluntary deferrals into the EDCP in past years. The option to defer the year end compensation into the EDCP has not been offered since 2007, but may be reinstated in future years at the Company’s discretion. In addition, the Company is maintaining a deferred compensation plan on behalf of certain employees (none of whom are Named Executives) who were formerly employed by CIBC World Markets Corp. Further description of the EDCP, the DIP and the deferred plan for former employees of CIBC World Markets Corp. can be found in note 13 to our consolidated financial statements for the year ended December 31, 2011 included in our 2011 Annual Report to Stockholders which accompanies this proxy statement.

Stock Appreciation Rights.    The Company has awarded stock appreciation rights (“OARs”) to certain employees (none of whom are the Named Executives) as part of their compensation package based on a formula reflecting gross production, length of service and client assets. These awards are granted once per year in January with respect to the prior year’s production. The OARs vest five years from the grant date and are settled in cash on vesting. Further description of the OARs can be found in note 13 to our consolidated financial statements for the year ended December 31, 2011 included in our 2011 Annual Report to Stockholders which accompanies this proxy statement.

Benefits.    The Named Executives who are U.S.-based salaried employees participate in a variety of benefits designed to enable us to attract and retain our workforce in a competitive marketplace. We help ensure a productive and focused workforce through reliable and competitive health and other benefits. Deferred compensation and 401(k) plans help employees, especially long-service employees, save and prepare financially for retirement. The Named Executives receive the same benefits as all full-time employees. Our qualified 401(k) Plan allowed employees to contribute up to $16,500 for 2011 plus an additional $5,000 for employees over age 50. Employees may continue to retain their 401(k) Plan account after they leave us so long as their account balance is $5,000 or more. At age 70.5, minimum distributions must begin. Ms. Roberts, who is a Canadian-based salaried employee, only receives health benefits.

We do not sponsor a pension plan for our employees.

Perquisites.    We provide one perquisite to certain senior executives: Mr. Lowenthal, Mr. Okin and Ms. Roberts have Company-paid parking arrangements. The primary purpose of these parking arrangements is to minimize distractions from the executive’s attention to important corporate matters. Perquisites are quantified in the “Summary Compensation Table” below and detailed in the “All Other Compensation Table” below.

We do not provide the Named Executives with any other perquisites, such as split-dollar life insurance, reimbursement for legal counseling for personal matters, or tax reimbursement payments. We do not provide loans to executive officers, other than margin loans in margin accounts with us in connection with the purchase of securities (including our securities), which margin accounts are substantially on the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectability. See ”Certain Relationships and Related Party Transactions” below.

Separation and Change in Control Arrangements.    Our Named Executives are not eligible for benefits and payments if employment terminates in a separation or if there is a change in control.

Chief Executive Officer Compensation

Mr. A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer, is paid an annual base salary set by the Compensation Committee, plus performance-based compensation under the Performance-Based Compensation Agreement and, at the discretion of the Compensation Committee, is eligible for bonuses and grants of stock options and restricted stock.

On May 10, 2010, Class B Stockholders ratified the Company’s Performance-Based Compensation Agreement with Mr. Lowenthal, which was effective January 1, 2010. The purpose of the Performance-Based Compensation Agreement is to allow the Compensation Committee to set the annual terms under which Mr. Lowenthal’s annual performance-based compensation is to be calculated during the term thereof. Mr. Lowenthal’s role in determining our success or failure has a very significant bearing on our ultimate results and financial condition because of the nature of his position as Chief Executive Officer. Therefore, the Compensation Committee has determined that a high proportion of his compensation should be subject to variability on both the upside and the downside to reflect our Company’s results.

The Performance-Based Compensation Agreement includes a limitation on the maximum performance award available to Mr. Lowenthal in any single year for which it is effective. The Compensation Committee may also set a “cap” on Mr. Lowenthal’s total performance award under the Performance-Based Compensation Agreement which can be less than the maximum under the Performance-Based Compensation Agreement. In March 2011, the Compensation Committee established performance goals under the Performance-Based Compensation Agreement entitling Mr. Lowenthal to a Performance Award under the Performance-Based Compensation Agreement for the year 2011 of an aggregate of up to $5 million unless targets established in clauses (c) or (d) below are achieved, in which case the maximum is $7.5 million. The performance award was determined by the application of a formula based on the following components: (a) an amount equal to 3% of the amount by which our total revenue less interest income for the year ended December 31, 2011 exceeds $1.001 billion; plus (b) (i) $1 million if our consolidated profit before income taxes for the year ended December 31, 2011 is equal to $72.5 million or more; plus (ii) 8% of the amount by which our consolidated profit before income tax for the year ended December 31, 2011 is greater than $72.5 million and less than $100 million; plus (iii) 4% of the amount by which our consolidated profit before income tax for the year ended December 31, 2010 is greater than $100 million; plus (c) an amount equal to $1.2 million times the difference between 61% and any lesser percentage of total compensation cost (as defined in the annual Compensation Committee Resolution establishing the CEO performance award for 2011) as a percentage of total revenue less interest income for the year ended December 31, 2011; plus (d) $1 million if the profit before income taxes of the Company’s capital markets segment exceeds $35 million for the year ended December 31, 2011; plus (e) the excess of the closing price of the Class A Stock on the NYSE (the “Market Value”) of one share of Class A Stock at December 31, 2011 over $35.00 per share multiplied by 100,000 shares; plus (f) $1 million if our consolidated pre-tax return on stockholders’ equity for the year ended December 31, 2011 equals or exceeds 20.5% plus $560,000 for each percentage (or portion thereof) by which our pre-tax return on stockholders’ equity for the year ended December 31, 2011 exceeds 20.5%. The application of the 2011 formula as set out above produced a performance award of $nil in cash for fiscal 2011. In March 2011, the Compensation Committee continued Mr. Lowenthal’s base salary for 2011 at $500,000, unchanged from 2010.

In view of several important accomplishments during 2011, the Compensation Committee awarded Mr. Lowenthal a stock award of 52,500 shares of Class A Stock on January 25, 2012, based on that day’s closing price of the Class A Stock on the NYSE of $19.31. The award, which vests on February 10, 2017, is subject to Mr. Lowenthal being continuously employed by the Company until that date.

U.S. Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction for annual compensation (other than compensation that qualifies as performance-based compensation within the meaning of Section 162(m)) in excess of $1 million paid to our Chief Executive Officer and our two other most highly compensated executive officers, other than the Chief Executive Officer, the President and the Chief Financial Officer, whose compensation is required to be disclosed in this proxy statement. Messrs. Okin and Robinson are not subject to Section 162(m) because they are not executive officers of the Company and we are not required to disclose their compensation. The Performance-Based Compensation Agreement for the Chief Executive Officer was ratified and approved by the Class B Stockholders so that it would satisfy the requirements for performance-based compensation.

To the extent consistent with our general compensation objectives, the Compensation Committee considers the potential effect of Section 162(m) on compensation paid to our executive officers. However, the Compensation Committee reserves the right to award and recommend the awarding of non-deductible compensation in any circumstances it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts to qualify, that the compensation paid by us to our executive officers will in fact satisfy the requirements for the exemption from the Section 162(m) deduction limit.

SUMMARY COMPENSATION TABLE

For the Year Ended December 31, 2011

The following table sets forth the total annual compensation paid or accrued by us to or for the account of our Chief Executive Officer, our President and Treasurer and our Chief Financial Officer, for the three years ended December 31, 2011, our only executive officers whose total cash compensation exceeded $100,000 for the year ended December 31, 2011. In an effort to provide more complete disclosure, the table also lists the next two most highly paid executive officers of our principal subsidiaries, Oppenheimer & Co. Inc. and Oppenheimer Asset Management, whose total cash compensation for the year ended December 31, 2011 exceeded $100,000. The two executive officers of Oppenheimer & Co. Inc. and Oppenheimer Asset Management appearing in the table below are not officers of Oppenheimer Holdings Inc., and they do not perform policy making functions for Oppenheimer Holdings Inc.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)		(d) (1)		(e) (2)		(f) (2)	(g) (1)		(h) (3)	(i) (4)		(j)
A. G. Lowenthal Chairman, CEO and Director of the Company and Oppenheimer & Co. Inc.	2011 2010 2009	$ $ $	500,000 500,000 500,000		— — —	$ $ $	942,800 2,600,000 549,750	— — —	$ $ $	nil 3,074,840 2,198,622	— — —	$ $ $	5,750 5,750 5,750	$ $ $	1,448,550 6,180,590 3,248,372
E. K. Roberts President, Treasurer and Director of the Company and Treasurer of Oppenheimer & Co. Inc.	2011 2010 2009	$ $ $	225,000 225,000 225,000	$ $ $	195,000 250,000 250,000	$ $ $	235,700 130,000 73,300	— — —		— — —	— — —	$ $ $	2,700 2,700 2,700	$ $ $	658,400 607,700 551,000
Jeffrey Alfano	2011		$275,000		$550,000		$235,700	—		—	—		—		$1,060,700
Executive Vice-President and CFO of the Company since May 2011 and CFO of Oppenheimer & Co. Inc.	2010 2009	$ $	275,000 275,000	$ $	700,000 500,000	$ $	260,000 73,300	— —		— —	— —		— —	$ $	1,235,000 848,300
Robert Okin Executive Vice-President, Oppenheimer & Co. Inc.	2011 2010 2009	$ $ $	200,000 200,000 200,000	$ $ $	700,000 900,000 650,000	$ $	235,700 130,000 —	— — —		— — —	— — —	$ $ $	5,750 5,750 5,750	$ $ $	1,141,450 1,235,750 855,750
Thomas Robinson President, Oppenheimer Asset Management	2011 2010 2009	$ $ $	200,000 200,000 200,000	$ $ $	700,000 900,000 750,000		— — —	— — —		— — —	— — —		— — —	$ $ $	900,000 1,100,000 950,000

Notes to Summary Compensation Table:

(1)	The Bonus and Non-Equity Incentive Plan Compensation amounts are not reduced by the Named Executive’s election, if any, to defer receipt of bonuses into the EDCP or an election to convert a portion of his or her bonus into the purchase of Class A Stock. None of these conditions applied in 2011.

(2)	The values of stock options (granted under the EIP) and stock awards (granted under the ESP or EIP) represent the grant date fair value of awards granted in the fiscal year. The underlying assumptions and methodology used to value our stock options and stock awards are described in note 13 to our consolidated financial statements for the year ended December 31, 2011 included in our 2011 Annual Report to Stockholders which accompanies this proxy statement. Details of stock options and stock awards held by the Named Executives appear in the “Outstanding Equity Awards Table” and notes thereto appearing below. Awards granted in January reflect the performance of the Named Executive for the prior year.

(3)	We offer a nonqualified deferred compensation plan into which senior executives, including the U.S. Named Executives, may elect to defer some or all of their year-end bonuses. No above-market earnings were recorded. Details about the earnings from the EDCP appear below in the “Nonqualified Deferred Compensation Table.”

(4)	See the chart below —“All Other Compensation Table”—for a description of the amounts appearing in column (i). All other compensation includes perquisites.

All Other Compensation Table For the Year Ended December 31, 2011

Parking
(a)
A. G. Lowenthal	$5,750
E.K. Roberts	$2,700
J. Alfano	—
R. Okin	$5,750
T. Robinson	—

Notes	to All Other Compensation Table:

(a)	We have three parking spaces at 125 Broad Street, New York, NY which are included in the terms of the lease for the head-office premises. Mr. Lowenthal and Mr. Okin use two of these spaces. The cost ascribed to the parking spaces reflects current commercial terms. Ms. Roberts is provided with a parking space at 20 Eglinton Avenue West, Toronto, Ontario.

Grants of Plan-Based Awards Table For the Year Ended December 31, 2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Equity Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c )	(d)	(e)	(f )	(g)
A.G. Lowenthal (1)	3/18/2011	—	—	$7.5 million	—	—
A.G. Lowenthal	1/27/2011	—	—	—	40,000	$942,800
E.K. Roberts	1/27/2011	—	—	—	10,000	$235,700
J. Alfano	1/27/2011	—	—	—	10,000	$235,700
R. Okin	1/27/2011	—	—	—	10,000	$235,700
T. Robinson	—	—	—	—	—	—

Notes	to Grants of Plan-Based Awards Table:

(1)	Mr. Lowenthal’s compensation is subject to a Performance-Based Compensation Agreement effective January 1, 2010 under which the Compensation Committee may establish annual limits not to exceed $10 million. The Performance-Based Compensation Agreement covers years through December 31, 2014. Under the formula, Mr. Lowenthal earned $nil in cash for fiscal 2011 and that is reflected in Mr. Lowenthal’s non-equity incentive plan compensation reported for fiscal 2011 in column (g) of the “Summary Compensation Table.” Also see “Chief Executive Officer Compensation” above.

Outstanding Equity Awards Table As of December 31, 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiry Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(8)		Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h) (5)		(i)	(j)
A.G. Lowenthal	—	—	—	—	—	75,000(1)			$1,207,500	—	—
						100,000(3 40,000(4	) )	$ $	1,610,000 644,000	—	—
E.K. Roberts	—	—	—	—	—	10,000(1)			$161,000	—	—
						5,000(3)			$80,500	—	—
						10,000(4)			$161,000	—	—
J. Alfano	—	—	—	—	—	10,000(1)			$161,000	—	—
						1,124(2)			$18,097	—	—
						10,000(3)			$161,000	—	—
						10,000(4)			$161,000	—	—
R. Okin	—	—	—	—	—	5,000(3)			$80,500	—	—
						10,000(4)			$161,000	—	—
T. Robinson	—	—	—	—	—	—			—	—	—

Notes to Outstanding Equity Awards Table:

(1)	Stock awards to the Named Executives were granted on February 26, 2009 and vest on February 24, 2014, subject to the individuals being employed by the Company on the vesting date.

(2)	Stock award to the Named Executive was granted on January 30, 2009 and vests on January 15, 2012, subject to the individual being employed by the Company on the vesting date. The award represents 15% of the number of shares taken in lieu of cash with respect to the individual’s 2008 year end bonus.

(3)	Stock awards to the Named Executives were granted on January 28, 2010 and vest on January 17, 2015, subject to the individuals being employed by the Company on the vesting date.

(4)	Stock awards to the Named Executives were granted on January 27, 2011 and vest on February 10, 2016, subject to the individuals being employed by the Company on the vesting date.

(5)	The market value is based on the closing price of the Class A Stock on the NYSE on December 31, 2011 of $16.10.

On January 25, 2012, we awarded 52,500 shares of restricted Class A Stock to Mr. Lowenthal which vests on February 10, 2017. On February 23, 2012, we awarded 5,000 shares of restricted Class A Stock each to Mr. Alfano and Mr. Okin and 3,500 to Ms. Roberts all subject to five year vesting.

Options Exercised and Stock Vested For the Year Ended December 31, 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
A. G. Lowenthal	—	—	25,000	$639,250
E. K. Roberts	—	—	10,000	$255,700
J. Alfano	10,000	$51,415	10,548	$270,247
R. Okin	—	—	10,000	$255,700
T. Robinson	—	—	—	—

Nonqualified Deferred Compensation Table For the Year Ended December 31, 2011

Name	Executive Contributions in 2011 ($)	Registrant Contributions in 2011 ($)	Aggregate Earnings (loss) in 2011 ($)	Aggregate Balance at 12/31/11 ($)
(a)	(b)	(c)(2)	(d)(2)	(e)(2)
A. G. Lowenthal (1)	$—	—	$(126,249)	$9,009,655
E. K. Roberts	$—	—	—	—
J. Alfano	$—	—	—	—
R. Okin	$—	—	—	—
T. Robinson	$—	—	—	—

Notes to Nonqualified Deferred Compensation Table:

(1)	The Named Executives did not make a contribution in 2011 to our Nonqualified Deferred Compensation Plan.

(2)	We do not make contributions to the EDCP with respect to the voluntary deferrals. The aggregate balances shown in column (e) of the table above represent amounts that the Named Executives earned as year-end bonuses but elected to defer (included as part of the amount in column (g), if any, of the Summary Compensation Table above), plus earnings (or losses). Such earnings (or losses) for fiscal 2011 are reflected in column (d) of the Nonqualified Deferred Compensation Table. Account balances are invested in phantom investments selected by the Named Executives from a menu of deemed investment choices. Participants may change their deemed investment choices quarterly. When participants elect to defer amounts into the EDCP, they also elect when the amounts will ultimately be paid out to them. Distributions may either be made in a specific future year or at a time that begins after retirement. In accordance with Section 409A of the Code, in general, distribution schedules cannot be accelerated (other than for hardship) and to delay distribution, the participant must make such an election at least one year before distribution would otherwise have commenced and the new distribution must be delayed a minimum of five years after distribution would have initially begun. The deferred amount is a liability of the Company and subject to the risks of the business.

Potential Payments Upon Termination or Change-in-Control

None of the Named Executives (nor any other senior executives or employees) have arrangements with us which would result in potential payments upon termination or which would result in potential payments upon a change-in-control.

Compensation Policies and Risk

The Compensation Committee, the Board as a whole and senior management believe that the Company’s compensation policies and practices are not likely to have a material adverse effect on the Company. The Company is necessarily in the business of taking risks to facilitate its customer-oriented businesses and certain proprietary trading activities. As a result, there is no assurance that the Company will not sustain trading or other losses in pursuing its businesses. However, in that context, we believe our compensation policies, together with our control systems and risk management procedures, generally act as mitigation against, rather than an encouragement of, employees taking excessive risk exposure with firm capital.

A substantial portion of the Company’s incentive compensation practices are related to employees situated in departments who do not use firm financial risk in conducting their advisory-style businesses. Other commitment and underwriting-related activities (which do involve firm-level risk) are regularly monitored by the firm’s Commitment Committees, and such risks are further mitigated by the practice of paying modest salaries and year-end-only bonuses to the managers and employees in these activities.

For groups in the firm which do take frequent firm risk positions in conducting their businesses, the Company employs various risk controls, trading reserves and compensation holdback policies which are designed to protect the firm against excessive risk-taking with firm capital. These include generally conservative position limits, monthly and quarterly compensation hold-back and/or charge-backs as well as year-end carry-over policies for groups that are compensated on monthly or quarterly intervals. In addition, for some trading groups, mark-down policies are imposed that are designed to prevent holding stale or unsalable inventories; and for others, compensation accrual at settlement date rather than trade date is utilized where appropriate. We also employ strict price monitoring policies for reviewing trading positions and the monitoring of all such prices by a group reporting directly to the CFO outside the control of interested individual department heads.

Our senior department managers in areas which place firm capital at risk are paid salaries and year-end-only bonuses from the aggregate results of their departments, a mitigating factor against excessive risk-taking within their areas of responsibility. We also have a substantial mitigating effect against excessive risk-taking by our employees due to our Chief Executive Officer’s incentive compensation arrangement which is annual, includes diverse criteria for any incentive payments and includes a cap on any earned incentive payment amount.

Our Compensation and Audit Committees coordinate their activities and oversight where compensation and risk activities intersect and, since February 2009, the Board has conducted ongoing risk-oriented reviews of firm operating units presented by management concurrently with most Audit Committee meetings.

Security Ownership of Certain Beneficial Owners and Management

Our authorized capital includes 99,680 shares of Class B Stock, all of which are issued and outstanding, and 50,000,000 of shares of Class A Stock, of which 13,589,062 shares of Class A Stock were issued and outstanding, and 50,000,000 shares of Preferred Stock none of which were outstanding as of March 1, 2012.

The following table sets forth certain information regarding the beneficial ownership of each class of our stock as of March 1, 2012, with respect to (i) each person known by us to beneficially own, or exercise control or discretion over, more than 5% (except as otherwise indicated) of any class of our stock, (ii) each of our directors and nominees for director, (iii) each of our executive officers named in the “Summary Compensation Table” set forth herein and (iv) our directors, nominees for director and executive officers as a group. The address of each beneficial owner for which an address is not otherwise indicated is: c/o Oppenheimer Holdings Inc., 85 Broad Street, New York, NY 10004.

For purposes of the table, beneficial ownership is determined pursuant to Rule 13d-3 of the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of stock which such person or group has the right to acquire within 60 days after March 1, 2012. The percentage of shares deemed outstanding is based on 13,589,062 shares of Class A Stock and 99,680 shares of Class B Stock outstanding as of March 1, 2012. In addition, for purposes of computing the percentage of Class A Stock owned by each person, the percentage includes all Class A Stock issuable upon the exercise of outstanding options held by such persons within 60 days after March 1, 2012.

There are no outstanding rights to acquire beneficial ownership of any Class B Stock.

	Class A Stock		Class B Stock
Name of Beneficial Owner	Shares	%	Shares	%
GMT Capital Corp.(1)	1,104,821	8.1%	—	—
Mackenzie Financial Corporation(2)	803,919	5.9%	—	—
Executive Officers, Directors, and Others
A.G. Lowenthal(3)	2,843,661	20.9%	96,073	96.4%
J. Alfano(4)	32,759	*	60	*
R. Crystal(4)	5,300	*	—	—
W. Ehrhardt(5)	4,750	*	—	—
M.A.M. Keehner(6)	4,750	*	—	—
K.W. McArthur(7)	55,700	*	—	—
R. Okin(8)	71,485	*	—	—
A.W. Oughtred(4)	6,800	*	—	—
E.K. Roberts(4)	185,322	1.4%	120	*
T. Robinson(4)	5,766	*	—	—
B. Winberg(4)	8,800	*	—	—
Executive Officers and Directors as a group (11 persons)	3,225,093	23.7%	96,133	96.4%

*	Less than 1%
(1)

Based solely on a Schedule 13G/A filed with the SEC on October 20, 2011 by Bay Resource Partners, L.P. (“Bay”), Bay II Resource Partners, L.P. (“Bay II”), Bay Resource Partners Offshore Master Fund, Ltd. (“Offshore Fund”), GMT Capital Corp. (“GMT Capital”) and Thomas E. Claugus. Bay has shared voting and dispositive power with respect to 245,700 shares of Class A Stock. Bay II has shared voting and dispositive power with respect to 252,300 shares of Class A Stock. Offshore Master Fund has shared voting and dispositive power with respect to 538,121 shares of Class A Stock. GMT Capital has shared voting and dispositive power with respect to 1,076,721 shares of Class A Stock.

Mr. Claugus has shared voting and dispositive power with respect to 1,076,721 Class A Shares and sole voting and dispositive power with respect to an additional 28,100 shares of Class A Stock. GMT Capital, the general partner of Bay and Bay II, has the power to direct the affairs of Bay and Bay II, including the voting and disposition of Class A Stock. As the discretionary investment manager of the Offshore Fund and certain other accounts, GMT Capital has power to direct the voting and disposition of Class A Stock held by the Offshore Fund and such accounts. Mr. Claugus is the President of GMT Capital and in that capacity directs the operations of each of Bay and Bay II and the voting and disposition of Class A Stock held by the Offshore Fund and separate client accounts managed by GMT Capital. The address of the business office of each of the above entities is 2100 RiverEdge Parkway, Suite 840, Atlanta, GA 30328.

(2)	Based solely on a Schedule 13D filed with the SEC on January 15, 2009 by Mackenzie Financial Corporation (“MFC”), all such Class A Stock is beneficially owned by MFC, a Canadian corporation. MFC has sole voting power and sole dispositive power of all such Class A Stock. The address of MFC is 180 Queen Street West, Toronto, Ontario, Canada M5V 3K1.

(3)	With respect to the Class A Stock, Mr. Lowenthal is the sole general partner of Phase II Financial L.P., a New York limited partnership, which is the record holder of 2,830,168 shares of Class A Stock. Mr. Lowenthal holds 12,127 shares of Class A Stock through the Oppenheimer 401(k) Plan, and 1,366 shares of Class A Stock directly. With respect to the Class B Stock, Phase II Financial Inc., a Delaware corporation wholly-owned by Mr. Lowenthal, is the holder of record of all such shares.

(4)	Stock is held directly.

(5)	Mr. Ehrhardt owns 1,000 shares of Class A Stock directly and 3,750 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the EIP.

(6)	Mr. Keehner owns 1,000 shares of Class A Stock directly and 3,750 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the EIP.

(7)	Mr. McArthur owns 25,000 shares of Class A Stock directly, 25,700 shares of Class A Stock are held through Shurway Capital and 5,000 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the EIP.

(8)	Mr. Okin owns 70,735 shares of Class A Stock directly and 750 shares of Class A Stock through the Oppenheimer 401(k) Plan.

There are no arrangements, known to us, the operation of which may at a subsequent date result in a change of control of our Company.

All Class A Stock authorized under the EIP and ESP have been approved by the Class B Stockholders. Descriptions of the 2006 Equity Incentive Plan and the Employee Share Plan appear in note 13 of our consolidated financial statements for the year ended December 31, 2011 included in our 2011 Annual Report to Stockholders which accompanies this proxy statement. Class A Stock authorized for issuance under such share-based plans as of March 1, 2012 is as follows:

Plan	Number of shares of Class A Stock to be issued upon exercise of outstanding options or upon vesting of restricted stock or stock awards	Weighted average exercise price of outstanding awards	Number of shares of Class A Stock remaining available for future issuance
2006 Equity Incentive Plan	100,003	$22.11	201,532
Employee Share Plan	858,600	$20.21	137,178

We issued warrants for the purchase of 1,000,000 shares of Class A Stock at a price of $48.62 per share exercisable five years from closing of the CIBC Acquisition to Canadian Imperial Bank of Commerce in connection with the January 14, 2008 acquisition.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file by specific dates with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. We are required to report in this proxy statement any failure of our directors and executive officers and greater than ten percent stockholders to file by the relevant due date any of these reports during or for the preceding fiscal year (or, to the extent not previously disclosed, any prior fiscal year).

To our knowledge, based solely on review of copies of such reports furnished to us during and for the fiscal year ended December 31, 2011 and representations made to us by such persons, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with the exception of Mr. Crystal who filed a Form 5 for 2010 on February 16, 2011, two days past the due date. All Section 16(a) filing requirements are currently up to date.

Stock Buy-Back

On October 7, 2011, the Company announced its intention to purchase up to 675,000 shares of its Class A non-voting common stock in compliance with the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission and the terms of its senior secured debt. The 675,000 shares represented approximately 5% of its then 13,572,265 issued and outstanding shares of Class A non-voting common stock. Any such purchases will be made by the Company in the open market at the prevailing open market price using cash on hand. All shares purchased will be cancelled. The repurchase program is expected to continue indefinitely. The repurchase program does not obligate the Company to repurchase any dollar amount or number of Class A non-voting common shares. Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without prior notice. No shares were purchased in 2011 under this program.

In January 2012, the Company purchased 99,900 shares of its Class A Stock at the cost of $15.52 per share. These shares have been cancelled.

Certain Relationships and Related Party Transactions

Indebtedness of Directors and Executive Officers

The following sets out information with respect to the aggregate indebtedness of our directors and executive officers under securities purchase and other programs. On December 31, 2011 and since that date, none of our directors and the executive officers were or have been indebted to us, except as follows:

Indebtedness Of Directors And Executive Officers Under (1) Securities Purchase And (2) Other Programs

Name and Principal Position	Involvement of Company or Subsidiary	Largest Amount Outstanding During 2011 ($)	Amount Outstanding as at March 1, 2012 ($)	Financially Assisted Securities Purchases During 2011 (#)	Security for Indebtedness	Amount Forgiven During 2011 ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Securities Purchase Programs
N/A
Other Programs
R. Okin	Oppenheimer Margin Account	$119,000	$ nil	—	Margined securities	—

During the year 2011, certain of our directors, executive officers and senior officers of Oppenheimer & Co., our subsidiary, maintained margin accounts with Oppenheimer & Co. in connection with the purchase of securities (including our securities). These margin accounts are substantially on the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectability.

Other Relationships and Transactions

Robert Lowenthal, the son of A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer, is the Senior Managing Director of Oppenheimer & Co.’s Taxable Fixed Income Trading Department and is compensated on the same basis as other senior managing directors of our capital markets departments.

Andrew Crystal, the brother of R. Crystal, one of our directors, and the first cousin of A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer, is an Oppenheimer & Co. financial advisor and is compensated on the same basis as other Oppenheimer & Co. financial advisors.

Our Code of Conduct and Business Ethics for Directors, Officers and Employees contains prohibitions and restrictions on our directors, executive officers and other employees from entering into or becoming involved in situations which could give rise to conflicts of interest with us. Our directors, senior executives and employees and our subsidiaries are required to avoid investments or other interests and associations that interfere, might interfere or might be perceived to interfere, with the independent exercise of judgment in our best interests.

Our directors, senior executives and employees may not advance their personal interests at our expense nor may they personally take or benefit from opportunities arising from their employment with us.

STOCKHOLDER PROPOSALS

The DGCL, which governs our Company, provides that certain registered or beneficial holders of shares entitled to vote at a meeting of stockholders may, in accordance with the provisions of the DGCL, submit a notice to us of a proposal that the holder wishes to be considered by the stockholders entitled to vote at a meeting of stockholders. In order for any stockholder proposal to be included in the proxy statement for the next annual meeting of stockholders of the Company following the Meeting, the proposal must be submitted to the Company at its office at 85 Broad Street, New York, NY 10004 (Attention: Secretary) prior to February 3, 2013.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Holders of Class A and Class B Stock or other interested parties may communicate with the Board of Directors, including the Lead Director or our independent directors as a group, including to request copies of our Annual Report on Form 10-K for the year ended December 31, 2011, which includes our financial statements and management discussion and analysis, by e-mail to investorrelations@opy.ca (Attention: Board of Directors) or by mail to:

Oppenheimer Holdings Inc.

Board of Directors

c/o The President

125 Broad Street

New York, NY 10004

All such correspondence will be forwarded to the Lead Director or to any individual director or directors to whom the communication is or are directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business or is similarly inappropriate. Our President has the authority to discard or disregard inappropriate communications or to take other reasonable actions with respect to any such inappropriate communications.

WHERE YOU CAN FIND MORE INFORMATION

A copy of our 2011 Annual Report to Stockholders is being mailed with this proxy statement to each stockholder of record as of the close of business on March 23, 2012. A stockholder may also request a copy of our Annual Report on Form 10-K for the year ended December 31, 2011 without charge except for exhibits to the report, by writing to Oppenheimer Holdings Inc., 125 Broad Street, New York, New York 10004, Attention: Secretary. Exhibits will be provided upon written request and payment of a reasonable fee.

You may read and copy our reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of our reports, proxy statement and other information by mail from the Public Reference Section of the SEC at prescribed rates. To obtain information on the operation of the Public Reference Room, you can call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including Oppenheimer Holdings Inc., that file electronically with the SEC. The address of the SEC’s Internet website is http://www.sec.gov.

Additional information relating to us is available on our website at www.opco.com.

You should rely only on the information contained in this proxy statement to vote on the proposals set forth herein. The Company has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March 26, 2012. You should not assume that the information contained in this proxy statement is accurate as of any date other than March 1, 2012, and neither the availability of this proxy statement via the Internet nor the mailing of this proxy statement to stockholders shall create any implication to the contrary.

OTHER INFORMATION

Our Board of Directors is aware of no other matters, except for those incident to the conduct of the Meeting, that are to be presented to Class B Stockholders for formal action at the Meeting. If, however, any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By Order of the Board of Directors,

Dennis P. McNamara,

Secretary

March 26, 2012

EXHIBIT A — PROXY CARD

OPPENHEIMER HOLDINGS INC.

Class B Voting Stock

Proxy, Solicited by Management, for the Annual Meeting of Stockholders, May 14, 2012

The undersigned holder of Class B voting stock of Oppenheimer Holdings Inc. hereby appoints Mr. A.G. Lowenthal and Ms. E.K. Roberts or instead of either of them as nominee, with full power of substitution, to attend, vote and otherwise act for the undersigned at the Annual Meeting of Stockholders of Oppenheimer Holdings Inc. to be held on May 14, 2012 and at any adjournment thereof to the same extent and with the same power as if the undersigned were personally present at the said Meeting or adjournment or adjournments thereof and hereby revokes any proxy previously given; provided that the undersigned stockholder specifies and directs the persons above named that the Class B Voting Common Stock registered in the name of the undersigned shall be:

1.	R, Crystal	VOTED FOR ☐ WITHHELD FROM VOTING ☐
	W. Ehrhardt	VOTED FOR ☐ WITHHELD FROM VOTING ☐
	M.A.M. Keehner	VOTED FOR ☐ WITHHELD FROM VOTING ☐
	A.G. Lowenthal	VOTED FOR ☐ WITHHELD FROM VOTING ☐
	K.W. McArthur	VOTED FOR ☐ WITHHELD FROM VOTING ☐
	A.W. Oughtred	VOTED FOR ☐ WITHHELD FROM VOTING ☐
	E.K. Roberts	VOTED FOR ☐ WITHHELD FROM VOTING ☐

(or if no specification is made, VOTED FOR) the election of the above-named directors. (Matter 1 in the Notice of Meeting).

2.	VOTED FOR ☐ VOTED AGAINST ☐

(or if no specification is made, VOTED FOR) the appointment of PricewaterhouseCoopers LLP as auditors for 2012 and the authorization of the Audit Committee to fix the remuneration of the auditors. (Matter 2 in the Notice of Meeting).

3.	VOTED FOR ☐ VOTED AGAINST ☐

(or if no specification is made, VOTED FOR) a resolution authorizing an amendment to the Oppenheimer Holdings Inc. 2006 Equity Incentive Plan as set forth in the proxy statement. (Matter 3 in the Notice of Meeting).

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DATED                     , 2012

Signature of Stockholder

A Class B Stockholder has the right to appoint a person, who need not be a Class B Stockholder, to represent the Class B Stockholder at the Meeting other than the persons designated herein. To exercise this right a Class B Stockholder may insert the name of the desired person in the blank space provided herein or may submit another form of proxy.

NOTES:

(1)    Please date and sign the form of proxy exactly as your name appears on this form of proxy. If a stockholder is a company, the form of proxy must be executed under its corporate seal or by an officer or attorney thereof duly authorized.

(2)    Your name and address are recorded on this form of proxy. Please report any change.

(3)    Proxies must be deposited with the Company’s transfer agent, Computershare Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606-9250, no later than 48 hours prior to the commencement of the Meeting in order for the proxies to be used at the Meeting. If you do not deposit your proxy with the transfer agent at least 48 hours prior the commencement of the Meeting, your proxy will not be used.

(4)    Please return your signed form of proxy in the enclosed envelope.

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